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                      RESIDENTIAL FLOW SERVICING AGREEMENT



                                     BETWEEN



                             OCWEN FEDERAL BANK FSB,
                                                                  SERVICER



                                       AND



          LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC.,
                                                                  OWNER



                              DATED AUGUST 1, 1999



                          PERFORMING AND NON-PERFORMING
                  RESIDENTIAL MORTGAGE LOANS AND REO PROPERTIES



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                                Table of Contents
                                                                           Page
                                                                           ----

                                    ARTICLE I
                                   DEFINITIONS

Section 1.1.      Definitions.................................................1
Section 1.2.      Interpretation of Agreement................................11

                                   ARTICLE II
  TRANSFER OF SERVICING, SERVICING RESPONSIBILITIES AND SERVICING COMPENSATION

Section 2.1.      Transfer of Servicing Files to Servicer....................11
Section 2.2.      Release of Loan Documents..................................13
Section 2.3.      Servicing Responsibilities.................................13
Section 2.4.      Collection and Resolution Activities.......................18
Section 2.5.      Servicing Compensation.....................................18

                                   ARTICLE III
                           DEFAULT MANAGEMENT SERVICES

Section 3.1.      Default Management Responsibilities........................19
Section 3.2.      Foreclosure................................................19
Section 3.3.      Deed in Lieu...............................................19
Section 3.4.      Priority; Insurance Claims.................................20
Section 3.5.      Bankruptcy of Obligor......................................20
Section 3.6.      Discounted Payoffs.........................................20

                                   ARTICLE IV
                  PROPERTY MANAGEMENT AND DISPOSITION SERVICES

Section 4.1.      Property Management and Disposition Responsibilities.......20
Section 4.2.      Environmental Problems.....................................21

                                    ARTICLE V
                              STANDARDS FOR CONDUCT

Section 5.1.      Standards of Care and Delegation of Duties.................21
Section 5.2.      Transactions with Related Persons..........................22
Section 5.3.      Access to Records..........................................22
Section 5.4.      Annual Audit...............................................22

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                                   ARTICLE VI
                         BILLING OF AND REPORTS TO OWNER

Section 6.1.      Property Protection Expenses and Property Improvement
                  Expenses...................................................23
Section 6.2.      Remittances and Monthly Report.............................23
Section 6.3.      Remittance Upon Termination................................24
Section 6.4.      Billing....................................................24
Section 6.5.      Missing Document Report....................................25

                                   ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

Section 7.1.      Representations and Warranties of Servicer.................25
Section 7.2.      Representations and Warranties of Owner....................26

                                  ARTICLE VIII
                                 INDEMNIFICATION

Section 8.1.      Liabilities to Obligors....................................28
Section 8.2.      Servicer's Indemnity of Owner..............................28
Section 8.3.      Owner's Indemnity of Servicer; Limitation on Liability of
                  Servicer...................................................28
Section 8.4.      Indemnification Procedures.................................30
Section 8.5.      Operation of Indemnities...................................31

                                   ARTICLE IX
                                     DEFAULT

Section 9.1.      Events of Default..........................................31
Section 9.2.      Effect of Transfer.........................................32

                                    ARTICLE X
                                      TERM

Section 10.1.     Term of Agreement..........................................32
Section 10.2.     Transfers of Servicing.....................................33
Section 10.3.     Servicer Not to Resign.....................................33
Section 10.4.     Successor Servicer.........................................33

                                   ARTICLE XI
                                 RECONSTITUTION

Section 11.1.     Reconstitution.............................................34

                                   ARTICLE XII
                                  MISCELLANEOUS

Section 12.1.     Successors and Assigns: No Third Beneficiaries.............36
Section 12.2.     Choice of Law..............................................36
Section 12.3.     Notices....................................................36
Section 12.4.     Entire Agreement; Amendments; Waivers......................37
Section 12.5.     No Joint Venture; Limited A&M..............................37
Section 12.6.     Severabilily; Interpretation...............................37
Section 12.7.     Counterparts...............................................37
Section 12.8.     Waiver of Jury Trial.......................................37
Section 12.9.     Limitation of Damages......................................38

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                                    EXHIBITS

The following exhibits are incorporated into this Agreement:

EXHIBIT A.........         Monthly Report
EXHIBIT B.........         Servicing File
EXHIBIT C.........         Acknowledgment Agreement
EXHIBIT D.........         Form of Opinion of Counsel
EXHIBIT E.........         Form of Officer's Certificate

                      RESIDENTIAL FLOW SERVICING AGREEMENT

         This Residential Flow Servicing Agreement (this "Agreement") dated effective as of August 1, 1199, by and between Lehman Capital, A Division of Lehman Brothers Holdings Inc., a New York corporation ("Owner") and Ocwen Federal Bank FSB, a federal savings bank (the "Servicer").

                              W I T N E S S E T H:
                               - - - - - - - - - -

         WHEREAS, Owner (i) owns certain loans secured by mortgages and/or deeds of trust ("Loans") and "red estate owned" properties ("REO Properties") and (ii) may from time to time originate or buy additional Loans and REO Properties for its own account;

         WHEREAS, Owner and Servicer desire to set forth the terms and conditions on which Servicer will service and provide management and disposition services for such mortgage loans and "real estate owned" properties;

         NOW, THEREFORE, in consideration for the mutual benefits and obligations as hereinafter set forth, the parties hereby agree as follows:

                                   ARTICLE I
                                   DEFINITIONS

         Section 1.1.Definitions. Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given to them in this Section 1.1.

         "Accepted Servicing Practices" means, with respect to any Loan or REO Property, those servicing, collection, resolution or disposition practices that are undertaken with the same care, skill, prudence and diligence with which Servicer services and administers mortgage loans or properties hold for other portfolios similar to the Loan or REO Property, as the case may be, but without regard to:

         1. any relationship that Servicer, any sub-servicer or any affiliate of Servicer or any sub-servicer may have with the related Obligor, or

         2. Servicer's or any sub-servicer's right to receive compensation for its services hereunder or with respect to any particular transaction; or

         3. the ownership, or servicing or management for others, by Servicer or any sub-servicer, of any other mortgage loans or property;

provided, however, that such services are performed in compliance with the terms of this Agreement.

         "Acknowledgment Agreement" means the document, substantially in the form of Exhibit C, to be executed by Owner and Servicer on or prior to each Transfer Date.

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         "Agency Transfer" means the sale or transfer by Owner of some or all of the Loans to FNMA under its Cash Purchase Program or its MBS Swap Program (Special Servicing Option) or to FHLMC under its Freddie Mac Cash Program or
Gold PC Program, retaining Servicer as "servicer thereunder."

         "Agreement" means this Servicing Agreement as amended, modified or supplemented from time to time, including all exhibits and schedules hereto.

         "Ancillary Income" means all income (other than interest and prepayment penalties) from the Loans and REO Properties to which Servicer is entitled (exclusive of the Servicing Fee), including, without limitation, late charges, insufficient fund fees, assumption fees, modification fees, fees associated with any repayment plan or forbearance agreement, fees associated with any discounted payoff, interest on the Collection Account and Escrow Accounts (but only to the extent that applicable Requirements or the Loan Documents do not require that such interest be paid to the applicable Obligor) and all other incidental fees. Servicer shall be entitled to retain all Ancillary Income.

         "Association" means any homeowners' association or condominium association.

         "Balloon Mortgage Loan" means any Loan that by its original terms or by virtue of any modification provides for an amortization schedule extending beyond its originally scheduled Maturity Date.

         "Balloon Payment" means, with respect to a Balloon Mortgage Loan as of any date of determination, the amount outstanding on the Maturity Date of such Balloon Mortgage Loan in excess of the related Monthly Payment.

         "Bankruptcy Code" means 11 U.S.C. 101 et. seq., as the same may be amended, modified or supplemented from time to time.

         "Business Day" means any day other than (a) a Saturday or Sunday or (b) a day on which banking and savings and loan institutions in the States of Florida, New York or New Jersey are authorized or obligated by law or executive order to be closed.

         "Collection Account" means the separate account(s) created pursuant to
Section 2.3(a) of this Agreement, which shall be entitled "Ocwen Federal Bank FSB, as Servicer, in trust for Lehman Capital, A Division of Lehman Brothers Holdings Inc. and its successors and assigns."

         "Collection Period" means with respect to each Distribution Date, the calendar month prior to the month of the Distribution Date.

         "Current Servicer" means Owner or any other servicer, sub-servicer, document custodian, owner, holder, originator or other Person who, as of the date of this Agreement, has possession of any document or information constituting a part of the Servicing File and who was servicing the Loans and REO Properties prior to the Transfer Date.

         "Custodian" means the custodian appointed by the Owner to hold the Loan Documents.

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

         "Determination Date" means the last day (or if such day is not a Business Day, the Business Day immediately preceding such day) of the Collection Period.

         "Disposition" means any (a) taking of Mortgaged Property by eminent domain or condemnation or sale in lieu thereof, (b) the liquidation of a defaulted Loan through a foreclosure sale, trustee's sale, deed-in-lieu of foreclosure or otherwise, (c) a sale or assignment of a Loan or REO Property in accordance with the terms hereof, and/or (d) any other disposition of the Loan or REO Property whether through a discounted payoff, prepayment, Balloon Payment or any other similar disposition.

         "Distribution Date" means, prior to any Reconstitution, the tenth day of each month, or if such day is not a Business Day, the next succeeding Business Day.

         "Duff & Phelps" means Duff & Phelps Credit Rating Co.

         "Eligible Account": An account maintained with a depository institution, (i) whose accounts are insured by the FDIC and (ii) whose (or whose direct or indirect parents) long term unsecured debt obligations are rated at least "A" or better by one of the Rating Agencies.

         "Environmental Liability" shall have the meaning ascribed thereto in
Section 8.3(c).

         "Environmental Problem Property" means a Property that is in violation of any environmental law, rule or regulation.

         "Escrow Accounts" means the separate account(s) created pursuant to
Section 2.3(a) of this Agreement, for the payment of taxes, Association dues, assessments, Hazard Insurance and Mortgage Insurance premiums, ground rents and similar items which shall be entitled "Ocwen Federal Bank FSB, as Servicer, in bust for Lehman Capital, A Division of Lehman Brothers Holdings Inc. and its successors and assigns, and various mortgagors."

         "Escrow Payments" means amounts required to be paid for taxes, Association dues, assessments, Hazard Insurance and Mortgage Insurance premiums, ground rents and similar items and, any and all other purposes for which funds are required to be held in escrow.

         "FDIC" means the Federal Deposit Insurance Corporation or any successor thereto.

         "FHLMC" means the Federal Home Loan Mortgage Corporation or any successor thereto.

         "Fitch" means Fitch Investors Services, L.P.

         "Flood Insurance Policy" means an insurance policy insuring against flood damage to a Mortgaged Property.

         "FNMA" means- the Federal National Mortgage Association or any successor thereto.

         "Hazard Insurance" means casualty, fire, hazard, flood, wind, liability or similar insurance policies relating to a Property.

         "HUD" means the United States Department of Housing and Urban Development.

         "Liability" shall have the meaning ascribed thereto in Section 8.2.

         "Liquidation Proceeds" means cash received in connection with the liquidation of defaulted Loans, whether through a Disposition or otherwise, net of the amount of any broker's fees payable in connection with any sale of a REO Property (but without any deduction for any legal fees or other costs or expenses).

         "Loan" means a loan, secured by a mortgage or deed of trust on certain real property, acquired by Owner and for which the servicing is transferred to Servicer from time to time pursuant to the terms and provisions of Section 2.1; the term "Loan" shall include Performing Loans and Non-Performing Loans.

         "Loan Documents" means the promissory note, mortgage or deed of trust, assignment of mortgage, intervening assignments of mortgage, title insurance policy or binder, Mortgage Insurance or guaranty agreement and any other agreement, instrument or other document evidencing or relating to a Loan and any other agreement, instrument or other document evidencing ownership of a REO Property.

         "Maturity Date" means, with respect to any Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related promissory note.

         "Missing Document Report" means the report prepared by Servicer and delivered to Owner pursuant to Section 6.5.

         "Monthly Collection Amount" means, for each Distribution Date, all amounts actually received into Servicer's lock box during the related Collection Period with respect to the Loans and REO Properties from whatever source (other than partial and forbearance payments), amounts representing accrued taxes and insurance premiums; not yet due and payable to the applicable taxing authority or insurer, calculated in accordance with the then current escrow analysis performed by Servicer in accordance with applicable Requirements.

         "Monthly Payment" means with respect to any Loan and any Collection Period, the scheduled monthly payment of principal and interest, excluding any Balloon Payment, on such Loan which is payable in such Collection Period.

         "Monthly" means the monthly report prepared by Servicer and delivered to Owner pursuant to Section 6.2.

         "Moody's" means Moody's Investor's Service Inc.

         "Mortgage Insurance" means any mortgage insurance or guaranty relating to a Loan issued by a Mortgage Insurer.

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

         "Mortgage Insurer" means the Federal Housing Administration as a mortgage insurer, the United States Department of Veterans Affairs as a mortgage guarantor and any issuer of private mortgage insurance.

         "Mortgage Loan Remittance Rate" means with respect to each Loan, the annual rate of interest remitted to Owner, which shall be equal to the interest rate on the Loan under the Loan Documents minus the annual rate of the Servicing Fee.

         "Mortgaged Property" means the real property securing a Loan.

         "Non-Performing Loan" means as of the Determination Date, a Loan for which any one of the following applies: (a) any Monthly Payment is delinquent at least three (3) calendar months determined without giving effect to any grace period permitted by the related Loan Documents; (b) there has been a material default under the terms and provisions of the Loan Documents, and such material default is not likely to be cured by Obligor within three (3) calendar months;
(c) as to which Servicer shall have received notice of the foreclosure (or deed-in-lieu of foreclosure) or proposed foreclosure (or proposed deed-in-lieu of foreclosure) or exercise of other remedies of any other mortgage or lien on the Mortgaged Property; (d) as to which the Obligor has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency or similar proceeding, or the Obligor has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a period of two (2) calendar months; or (e) as to which the Obligor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors or voluntarily suspends payments of its obligations.

         "Non-Recoverable Advance" shall have the meaning set forth in Section 2.3(b) below.

         "Obligor" means the Person or Persons obligated to make payments of principal and interest on the Loan, and includes all joint, several or joint and several obligors and all guarantors other than Mortgage Insurers.

         "Officer's Certificate" means a certificate, substantially in the form of Exhibit E, executed by an officer of the Servicer and delivered to the Owner on the date hereof.

         "Opinion of Counsel" means an opinion of counsel, substantially in the form of. Exhibit D, delivered to Owner on the date hereof.

         "Owner" means Lehman Capital, A Division of Lehman Brothers Holdings
Inc.

         "Pass-Through Transfer" means the sale or transfer of some or all of the Loans by Owner to a trust to be formed as part of a publicly issued or privately placed mortgage-backed securities transaction.

         "Performing Loan" means any Loan which is not a Non-Performing Loan as of the Determination Date.

         "Permitted Loan" means, any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Distribution Date in each month:

                  (a) direct obligations of, and obligations fully guaranteed by, the United States of America, FHLMC, FNMA, the Federal Home Loan Banks or any agency or instrumentality of the United States of America the obligations of which are backed by the M faith and credit of the United States of America;

                  (b) (i) demand and time deposits in, certificates of deposit of, bankers acceptances issued by, or federal finds sold by, and depository institution or trust company (including Servicer or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term unsecured debt rating in one of the two highest available rating categories of S&P and the highest available rating category of Moody's Investor's Service Inc. and provided that each such investment has an original maturity of no more than 365 days, and (ii) any other demand or time deposit or deposit which is fully insured by the FDIC;

                  (c) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (a) above and entered into with a depository institution or trust company (acting as principal) rated "A" or higher by S&P and rated "A2" or higher by Moody's; provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (a) above and must (i) be valued daily at current market price plus accrued interest, (ii) pursuant to such valuation, be equal, at all times, to at least 105% of the cash transferred by Servicer in exchange for such collateral, and (iii) be delivered to Servicer, or if Servicer is supplying the collateral, an agent for Servicer, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

                  (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which has a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment.

                  (e) commercial paper having an original maturity of less than 180 days and issued by an institution having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment.

                  (f) a guaranteed investment contract approved by each of the Rating Agencies and Owner and issued by an insurance company or other corporation having a short-term unsecured debt rating in the highest available rating category of each of the Rating Agencies at the time of such investment;

                  (g) money market funds having one of the two highest available rating categories of S&P and the highest available rating category of Moody's at the time of such investment, which invests only in other Eligible Investments;

                  (h) Federal Housing Administration debentures; provided, that any such investment shall be rated in one of the two highest ratings categories by each Rating Agency;

                  (i) FHLMC participation certificates which guaranty timely payment of principal and interest and senior debt obligations;

                  (j) Consolidated senior debt obligations of any Federal Home Loan Banks;

                  (k) FNMA mortgage-backed securities (other than stripped mortgage securities which are valued greater than par on the portion of unpaid principal) and senior debt obligations;

                  (l) Federal funds, certificates of deposit time deposits, and bankers' acceptances (having original maturities of not more than 365 days) of any domestic bank, the short-term debt obligations of which have been rated F-1+ or better by Fitch, A-1+ or better by S&P and P-1 by Moody's; or

                  (m) Deposits of any bank or savings and loan association (the long-term deposit rating of which is Baa3 or better by Moody's and BBB by each of S&P and Fitch) which has combined capital, surplus and undivided profits of at least $50,000,000 which deposits are insured by the FDIC and held up to the limits insured by the FDIC;

provided that all instruments described hereunder shall mature at par on or prior to the next succeeding Distribution Date unless otherwise provided in this Agreement and that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to stated maturity.

         "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, limited liability company, unincorporated organization or government or agency or political subdivision thereof.

         "Preliminary Servicing Period" means, with respect to any Loan, the period commencing on the related Transfer Date and ending on the date the Owner enters into a Reconstitution Agreement which amends or restates the servicing provisions of this Agreement.

         "Prepayment Interest Shortfall Amount" Upon any Reconstitution as set forth in Article XI hereto, with respect to any Loan that was subject to a principal prepayment in full during any Collection Period, which principal prepayment was applied to such Loan prior to such Loan's due date in such Collection Period, the amount of interest (net the related Servicing Fee) that would have accrued on the amount of such principal prepayment during the period commencing on the date as of which such principal prepayment was applied to such Loan and ending on the day immediately preceding such due date, inclusive.

         "Property" means any Mortgaged Property and/or REO Property.

         "Property Improvement Expenses" means any costs and expenses for repairs, replacements or improvements which Servicer deems advisable under the circumstances, but only to the extent that they:

                  (a) are paid to Persons who are generally in the business of providing such goods and services;

                  (b) are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided;

                  (c) are designed to maintain or improve the value of a Property but not immediately necessary to operate it; and

                  (d) are incurred for the purpose of facilitating the sale of the related Loan or REO Property and maximizing the proceeds thereof, including but not limited to the following:

                           (i) cosmetic improvements such as painting and landscaping;

                           (ii) replacement of items which are obsolete or wearing out but which may not be dysfunctional; and

                           (iii) moneys paid to a tenant or buyer for a purpose similar to a Property Improvement Expense.

         "Property Protection Expenses" means the following costs and expenses, but only to the extent that they are paid to Persons who are generally in the business of providing such goods and services and are reasonable for the types of goods or services provided in the geographical area in which such goods or services are provided:

                  (a) utility costs;

                  (b) payments required under service contracts, including but not limited to service contracts for heating, ventilation and air conditioning systems, landscape maintenance, pest extermination, security, model furniture, swimming pool service, trash removal, answering service and credit checks;

                  (c) property management fees;

                  (d) usual and customary leasing and sales brokerage expenses and commissions;

                  (e) permits, licenses and registration fees and costs;

                  (f) any expense necessary in order to prevent or cure a breach under a lease, contract or agreement including any debt secured by a lien which is superior or prior to the lien encumbering the Loan, if the consequences of failure to prevent or cure could, in the sole judgment of Servicer, have a material adverse effect with respect to a Loan or Property;

                  (g) any expense necessary in order to prevent or cure a material violation of any applicable law, regulation, code or ordinance;

                  (h) costs and expenses of brokers' price opinions and surveys incidental to evaluation, leasing and/or sale of the Loans and/or Properties;

                  (i) fees and expenses of attorneys, paralegals, surveyors, title and escrow companies (including, without limitation, costs, fees and/or expenses for title insurance premiums, title searches, escrow fees. recording costs and all costs similar or related thereto), costs incurred to obtain documents or information for the Servicing File, and any costs and expenses related to the preparation and/or recordation of releases of liens or satisfactions of mortgages (in whole or in part);

                  (j) property inspections; and

                  (k) other such reasonable fees and expenses incurred by Servicer in connection with the enforcement, collection, foreclosure, management and operation of the REO Property or the Mortgaged Property, sales of REO Properties (including, without limitation, the costs and expenses set forth ` in subsection (i) above and any and all transfer taxes and other closing costs customarily paid by the seller in the locale where such sale occurs) and the performance of its servicing activities.

         "Rating Agencies" means, collectively, Duff & Phelps, Fitch, Moody's and S&P.

         "Reconstitution" means the actions required by Section 11.1 in connection with a Whole Loan Transfer, Agency Transfer or Pass-Through Transfer.

         "Reconstitution Agreement" The agreement or agreements entered into by Servicer and Owner and/or certain third parties on the Reconstitution Date or Dates with respect to any or all of the Loans serviced hereunder, in connection with an Agency Transfer, a Whole Loan Transfer or a Pass-Through Transfer as provided in Section 11.1 hereof.

         "Reconstitution Date" The date or dates on which any or all of the Mortgage Loans subject to this Agreement shall be removed from this Agreement and reconstituted as part of Whole Loan Transfer, Agency Transfer or Pass-Through Transfer pursuant to Section 11.1 hereof.

         "Requirements" means all federal, state or local laws and any other requirements of any government or agency or instrumentality thereof applicable to the servicing of the Loans, the management of the REO Properties or the provision of services hereunder by Servicer.

         "REO Property" means, (a) as of any Determination Date for the purpose of calculating the relevant Servicing Fee, and (b) as of the actual date of acquisition of title for all other purposes: any (i) real property owned by Owner and made subject to this Agreement, and (ii) any Mortgaged Property that was subject to a Loan, after the Mortgaged Property has been acquired on behalf of Owner pursuant to this Agreement through foreclosure or similar proceedings, acceptance of deed-in-lieu of foreclosure-, acquisition of title in lieu of foreclosure or the acquisition-of title by operation of law.

         "S&P" means Standard & Poor's Rating Group.

         "Servicer" means Ocwen Federal Bank FSB, a federal savings bank, its successors in interest and permitted assigns.

         "Servicer Event of Default" shall have the meaning set forth in Section
9. 1.

         "Servicing Advances" means all amounts advanced by Servicer in payment of Property Protection Expenses, Escrow Payments and Property Improvement Expenses.

         "Servicing Fee" means, collectively, with respect to any Loan or REO Property, the servicing fees set forth on the related Acknowledgment Agreement.

         "Servicing File" means with respect to each Loan, the Loan Documents and information (including any servicing tapes, images and conversion reports) received from the Current Servicer, provided by Owner (including title company investigations of matters relating to the Loans and the REO Properties), or obtained through the efforts of Servicer hereunder. To the extent reasonably practicable the Servicing File will contain copies of the Loan Documents and information described in Exhibit B hereto.

         "Servicing Portfolio" means all Loans and REO Properties serviced by Servicer pursuant to this Agreement.

         "Setup" means, in connection with the transfer of servicing of Loans and REO Properties to Servicer, the conversion of any data tape from the Current Servicer, the uploading and quality control review of data, the uploading of final trial balances, the posting of interim payment activity of the Loans, the setup of tax, escrow and insurance records, and the management of the document delivery process.

         "Setup Expenses" means the direct out-of-pocket expenses incurred by Servicer in connection with Setup of a Loan or REO Property, including, without limitation, title searches, recording fees for powers of attorney and tax search services.

         "Setup Fee" means an initial fee for the Setup of each Loan and/or REO Property , as set forth on the related Acknowledgment Agreement.

         "Transfer Date" means the date on which the servicing of a pool of Loans and/or REO Properties is transferred from the Current Servicer to the Servicer and becomes part of the Servicing Portfolio, as evidenced by an Acknowledgment Agreement, executed in accordance with Section 2.1.

         "Whole Loan Transfer" means any sale or transfer of some or all of the Loans by Owner to a third party, which sale or transfer is not a Pass-Through Transfer.

         Section 1.2. Interpretation of Agreement.

                  (a) All references in this Agreement to designated Sections, Articles, Exhibits and Schedules are to the designated sections and articles of and exhibits and schedules to this Agreement.

                  (b) Use of the masculine gender is intended to include the feminine and neuter genders.

                  (c) The headings and captions used in this Agreement are for convenience of reference only and do not define, limit or describe the scope or intent of the provisions of this Agreement (d) Terms in the singular include the plural and vice versa.

                  (e) The term "includes" or "including" are intended to be inclusive rather than exclusive.

                                   ARTICLE II
  TRANSFER OF SERVICING, SERVICING RESPONSIBILITIES AND SERVICING COMPENSATION

         Section 2.1. Transfer of Servicing Files to Servicer.

                  (a) The Owner may request that Servicer add a pool of Loans or REO Properties to the Servicing Portfolio at any time during the term of this Agreement. Servicer shall have no obligation to accept any Loans or REO Properties to be added to this Agreement. Within five Business Days of any request for a pool of Loans and/or REO Properties to be added, which request shall be accompanied by a description of the Loans or REO Properties to be transferred and a proposed fee structure, Servicer shall accept or reject such pool of Loans and/or REO Properties. If Servicer accepts such pool, then Owner and Servicer shall execute an Acknowledgment Agreement in the form of Exhibit C hereto, and the Loans and/or REO Properties shall become a part of the Servicing Portfolio. On the Transfer Date, Owner shall cause the Current Servicer to transfer to Servicer the Servicing Files and/or servicing records necessary to provide current data with respect to each of the Loans and Properties. Such transfer shall occur in accordance with such procedures as Owner and Servicer shall mutually agree upon taking into account the requirements of this Agreement. In the event that not all of the related Servicing; Files and/or necessary servicing records are transferred on the applicable Transfer Date, thereafter, Servicer, at Owner's reasonable expense, payable in accordance with Section 6.4, shall use its best efforts to cause the Current Servicer to transfer to Servicer any Servicing Files and/or servicing records necessary to provide current data with respect to each Loan and each REO Property which were not transferred to Servicer on the applicable Transfer Date. Servicer shall transfer and convert the Servicing Files to Servicer's system as soon as reasonably possible from the date of receipt by Servicer of the Servicing Files and such other documents as are reasonably necessary to service the Loans and REO Properties from the Current Servicer.

                  (b) As of each Transfer Date, Owner hereby appoints Servicer to provide and Servicer hereby assumes and accepts responsibility for providing the services described herein with respect to each Loan and REO Property; provided, however, that if Servicer is making diligent efforts to complete and verify the Servicing File because a Servicing File is not materially complete or contains incorrect information on the Transfer Date, Servicer shall not be responsible for any failure to provide any service hereunder, or for any inaction or any action taken hereunder related to such incompleteness or incorrectness.

                  (c) To the extent that Owner holds a transferable, life of loan tax service contract with TransAmerica on a Loan being transferred to the Servicing Portfolio, Owner shall transfer such contract to Servicer on the Transfer Date. If no such contract exists, then Servicer shall obtain such a contract at Owner's sole expense as soon as reasonably possible after the Transfer Date. Servicer also shall obtain, at Owner's expense, tax reports for any Loans that are Non-Performing Loans as of the Transfer Date. The costs of such contract and tax reports shall be billed to, and paid by, Owner in accordance with Section 6.4; provided that, to the extent that Servicer chooses to obtain a life of loan transferable tax contract on a newly originated Loan from TransAmerica, and the cost of such tax contract exceeds $50, then Owner will not be responsible for reimbursing Servicer for any amount over $50.

                  (d) Prior to the transfer to Servicer of the complete Servicing File with respect to a Loan, Servicer shall not be responsible for the payment of Escrow Payments with respect to such Loan unless Servicer has actual knowledge of the existence, amount and due date of such obligations, in which case Servicer shall determine in accordance with Accepted Servicing Practices whether or not to make any Escrow Payments within five (5) Business Days after it has actual knowledge of the existence, amount and due date of such obligations. In the case of property taxes and similar items, Servicer shall be deemed not to have knowledge of the existence, amount and/or due date of such obligations until five (5) Business Days after receiving a current report with respect to the Mortgaged Property from a tax service retained by Servicer, unless the Current Servicer provided that information to Servicer as part of the servicing transfer. Servicer shall be entitled to rely in all respects on any tax service report and shall have no liability to Owner if a tax sale occurs for which Servicer (i) received no notice from the applicable taxing authority and received no information from the Current Servicer that would indicate that the taxes were delinquent, or (ii) received a report from a tax service indicating that the taxes were current.

                  (e) Upon reasonable request by Servicer, Owner shall furnish Servicer with such limited powers of attorney and other documents prepared by Servicer and satisfactory in form and substance to Owner as may be necessary or appropriate to enable Servicer to liquidate, collect payments against and otherwise service and manage the Loans and REO Properties in accordance with this Agreement. Additionally, Servicer may appoint certain designated servicing officers in a writing to Owner and such designated servicing officers shall be authorized to act upon behalf of Owner hereunder. Such list (or any amended list) designating such servicing officers shall be sufficient so long as it is executed by any officer of Servicer. All documents so provided to Servicer shall be held in trust by Servicer on behalf of Owner.

                  (f) Owner agrees to cooperate fully with Servicer with respect to all reasonable requests made by Servicer in connection with the transfer of servicing pursuant to this Section 2.1.

         Section 2.2. Release of Loan Documents. From time to time as is appropriate for the servicing or foreclosure of a Loan or the acquisition of Mortgaged Properties in lieu of foreclosure or for the making of any claim against or collection under any Mortgage Insurance policy, Hazard Insurance policy, other insurance policy, Servicer's fidelity bond, Servicer's errors and omissions policy, or for purposes of effecting a partial release of any Mortgaged Property from the lien of the, mortgage or for making any corrections to the mortgage note or the mortgage or other Loan Documents, Servicer shall deliver to the Custodian, or, if the Owner is acting as its own custodian, to the Owner, an officer's certificate of Servicer certifying as to the reason for such release and designating the Loan Documents requested to be released to Servicer.

         Within days of receipt of the foregoing, Owner shall deliver or cause Custodian to deliver to Servicer the Loan Documents so requested. Servicer shall cause the Loan Documents so released to be returned to the Custodian or Owner, as applicable, when the need therefor by Servicer no longer exists, unless the Mortgage Loan is liquidated and the proceeds thereof are deposited in the Collection Account. Upon receipt of an Officer's Certificate of Servicer stating that such Mortgage Loan was liquidated and the Liquidation Proceeds were deposited in the Collection Account, the servicing receipt shall be released by the Custodian or Owner, as applicable, to Servicer.

         Servicer shall retain possession of any Loan Documents that have been released to Servicer by the Custodian or Owner, as applicable, at all times unless (i) the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account,
(ii) the Loan Documents have been delivered to an attorney or to a public trustee or other public official as required by law for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property or (iii) Servicer's need therefor no longer exists and Servicer returns the Loan Documents to the Custodian or Owner, as applicable, pursuant to the previous paragraph.

         Loan Documents held by Servicer are and shall be held in trust by Servicer for the benefit of Owner as the owner thereof and Servicer's possession of the Mortgage Loan Documents so retained is at the will of Owner for the sole purpose of servicing the related Loan, and such retention and possession by Servicer is in a custodial capacity only. The Loan Documents with respect to each Loan shall be appropriately marked to clearly reflect the ownership of such Loan by Owner.

         Section 2.3. Servicing Responsibilities.

         Subject to Accepted Servicing Practices, Servicer shall have full power and authority to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Subject to Section 2.1 and in accordance with Accepted Servicing Practices, in performing its obligations hereunder, Servicer shall comply with the following with respect to each Loan or REO Property, continuously from the date hereof until the date each Loan or REO Property ceases to be subject to this Agreement:

                  (a) Servicer shall hold all funds received for Owner hereunder in trust for Owner in a segregated Collection Account in accordance with all applicable regulations and with a financial institution whose accounts are insured by the FDIC to the amount available. To the extent amounts on deposit exceed the FDIC insured limit, then the Servicer either (1) shall deposit such excess amounts in a separate Eligible Account or (2) shall invest such excess amounts in Permitted Investments. The Collection Account shall be maintained with Servicer, or if it is not maintained with Servicer, then it must be an Eligible Account Any amounts held in the Collection Account may be, but are not required to be, invested by Servicer in Permitted Investments. Any income on the Collection Account shall belong to Servicer and may be withdrawn therefrom in accordance with Sections 6.2 and 6.3. If losses are incurred on investments in the Collection Account, Servicer promptly shall deposit, from its own funds without right to reimbursement, the full amount of such losses. Servicer shall make remittances from the Collection Account as provided in Sections 6.2 and
         6.3 and is authorized to make withdrawals from the Collection Account for that purpose and to withdraw funds deposited therein in error and to clear and terminate the. Collection Account upon termination of this Agreement Servicer shall hold all funds received to cover Escrow Payments in connection with the Loans in trust for Owner, and the related Obligor in a segregated Escrow Account, which shall be maintained in accordance with all applicable Requirements and the terms; of the Loan Documents. The Escrow Account shall be maintained with Servicer, or, if not maintained with Servicer, in an Eligible Account Servicer shall disburse such funds from the appropriate Escrow Accounts as necessary or advisable. Servicer shall also be authorized to hold all partial payments and forbearance payments in the Escrow Account and shall not be required to deposit same into the Collection Account nor to remit same to Owner until such time as Servicer applies such payments to the applicable Loan.

                  (b) Servicer shall deposit the following collections related to the Loans and REO Property into the Collection Account within one Business Day of receipt thereof, provided that Servicer may retain the Servicing Fee earned per Loan or REO Property solely from the interest portion of collections related to such Loan or REO Property (including not only the interest portion of Obligor's payments, but also recoveries with respect to interest from any Liquidation Proceeds, proceeds of Hazard Insurance policies or other insurance policies and, condemnation proceeds):

                           (i) all payments on account of principal and interest on the Loans, including any payoffs or curtailments and any prepayment penalties;

                           (ii) any amounts received from the seller of a Loan or any other person giving representations and warranties with respect to the Loan, in connection with the repurchase of any Loan;

                           (iii)    all Liquidation Proceeds;

                           (iv) all proceeds of Hazard Insurance policies, Flood Insurance policies or other insurance policies (other than proceeds to be held in the Escrow Account and applied to the restoration and repair of the Property or released to the Obligor in accordance with the related Loan Documents; and

                           (v) (v) all condemnation proceeds that are not applied to the restoration or repair of the Property or released to the Obligor in accordance with the related Loan Documents.

         (c) Servicer shall timely determine the amounts of all required disbursements from the Escrow Accounts and shall make disbursements as they become due. Servicer shall also determine whether any delinquency exists in the payment of Escrow Payments and shall use commercially reasonable efforts to cause such deficient amounts to be paid by the Obligor. If there are not sufficient funds in the appropriate Escrow Account to make such payments as they become due, Servicer shall advance Escrow Payments unless Servicer determines in its reasonable judgment that an advance pursuant to this or any other section will not be ultimately recoverable from late payments, insurance proceeds, Liquidating Proceeds or any other recovery on such Loan or Property (a "Non-Recoverable Advance"). If Servicer determines that the Escrow Payment would constitute a Non-Recoverable Advance, Servicer will not be obligated to make such advance. Servicer shall notify Owner promptly in the event it deems any Servicing Advance to be a Non-Recoverable Advance. Any advances made towards Escrow Payments shall be deemed to be Servicing Advances, for which Servicer shall be entitled to reimbursement pursuant to Section 6.2.

         (d) Withdrawals from the Escrow Account or Accounts may be made by Servicer only:

                           (i) to effect timely payments of Escrow Payments for the related Loan;

                           (ii) to reimburse the Servicer for any Servicing Advance made by the Servicer with respect to a related Loan, but only from amounts received on the related Loan that represent late collections of Escrow Payments thereunder;

                           (iii) to refund to any Obligor any funds found to be in excess of the amounts required under the terms of the related Loan;

                           (iv) for transfer to the Collection Account and application to reduce the principal balance of the Loan in accordance with the terms of the related mortgage and mortgage note;

                           (v) for application to restoration or repair of the Mortgaged Property;

                           (vi) to pay to the Servicer, or any Obligor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

                           (vii) to clear and terminate the Escrow Account on the termination of this Agreement; and

                           (viii)   to withdraw funds deposited in error.

         With respect to each Loan, the Servicer shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Obligor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. The Servicer assumes full responsibility for the timely payment of all such bills and, shall effect timely payment of all such charges irrespective of each Obligor's faithful performance in the payment of same or the making of the Escrow Payments, and the Servicer shall make advances from its own funds to effect such payments (unless Servicer determines, consistent with Accepted Servicing Practices, that any required advance would be a Non-Recoverable Advance). With regard to non-escrow Loans, the Servicer shall use reasonable efforts consistent with Accepted Servicing Practices to determine that any such payments are made by the Obligor at the time they first became due and shall insure that the Mortgaged Property is not lost to a tax lien as a result of nonpayment and that such mortgage is not left uninsured and shall make advances from its own funds to effect any such delinquent payments to avoid the lapse of insurance coverage on the Mortgaged Property or to avoid the imposition of a tax lien (unless Servicer determines, consistent with Accepted Servicing Practices, that any required advance would be a Non-Recoverable Advance).

         (e) Servicer shall comply with the provisions of all applicable Requirements and the Loan Documents relating to the giving of all notices or other or required to be given by or on behalf of Owner to any Mortgage Insurer, tide insurer or other insurer or guarantor, as applicable. Where any applicable Requirement or the Loan Documents require any notice or other communication to be given to an Obligor, Servicer shall, in the absence of instructions to the contrary from Owner, give such notice or other communication to the Obligor.

         (f) Except as otherwise prescribed by Accepted Servicing Practices with respect to any Loans which are not first liens on the related Mortgaged Properties, Servicer shall, as a Property Protection Expense if not paid by an Obligor, (i) enforce the Obligor's obligations under the Loan Documents to cause each Mortgaged Property to be insured against risks, hazards and liabilities as required by all applicable Requirements and the Loan Documents, in an amount at least equal to the unpaid principal balance of the Loan, and (ii) cause each REO Property to be insured against risks, hazards and liabilities, in an amount which is at least equal to the lesser of (A) the full replacement value of the improvements which are a part of such REO Property, and (B) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property; such insurance shall be obtained from a financially sound and reputable insurance carrier. Servicer shall retain copies of all Hazard Insurance policies or certificates of insurance representing such coverage. Servicer shall comply with all of the terms of Mortgage Insurance and guarantees relating to any Loan and shall use its best efforts to maintain such Mortgage Insurance and guarantees in full force and effect provided that Servicer has actual knowledge of such insurance or guaranty. In the event of an insured loss with respect to any REO Property, Servicer shall promptly file or cause to be filed a claim on the Hazard Insurance. In the event of an insured loss with respect to a Mortgaged Property, Servicer shall promptly file or cause to be filed a claim on the Hazard Insurance unless Servicer has actual knowledge that the Obligor has filed such a claim. In the case of a Mortgaged Property, Servicer shall apply or disburse all insurance proceeds in accordance with the terms and provisions of the Loan Documents and all Requirements, and, in the case of a REO Property, Servicer shall apply or disburse all insurance proceeds in accordance with the instructions of Owner, in each case net of any amounts due to Servicer as otherwise provided herein. Servicer shall be responsible for submitting a claim under any Mortgage Insurance or other guaranty or insurance on a timely basis provided that Servicer has actual knowledge of such insurance or guaranty. Except as otherwise prescribed by Accepted Servicing Practices with respect to any Loans which are not first liens on the related Mortgaged Properties, Servicer shall, as a Property Protection Expense and where the Obligor fails or refuses to maintain insurance on the Mortgaged Property in accordance with the applicable Loan Documents (or to pay escrows sufficient therefor, as the case may be), subject the Mortgaged Properties to the coverage of its "force-placed" hazard insurance policy with such deductible as Servicer maintains for similar mortgaged properties serviced for itself and for others by Servicer. The amount of any premiums to Servicer resulting from obtaining such coverage shall be treated as a Property Protection Expense hereunder. The Owner shall be solely responsible for the amount of the deductible in the event of any loss and Servicer shall have no liability to Owner therefor.

         Subject to the preceding paragraph, Servicer shall keep in force during the term of this Agreement a fidelity bond and a policy or policies of insurance covering errors and omissions in the performance of Servicer's obligations under this Agreement. Such fidelity bond and policy or policies shall be maintained with recognized insurers and shall be in such form and amount as would permit Servicer to be qualified as a FNMA or FHLMC seller-servicer. Servicer shall be deemed to have complied with this provision if an affiliate of Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to Servicer.

         Servicer shall ensure that Flood Insurance is maintained on Mortgaged Premises (and REO) that are identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and the flood insurance described below has been made available). Any such Flood Insurance shall meet the current guidelines of the Federal Insurance Administration and shall be with a generally acceptable insurance carrier.

         The amount of the Flood Insurance Policy shall equal not less than the least of (i) the lesser of (a) the unpaid principal balance of the Loan, plus accrued interest and the aggregate of all Servicing Advances, and (b) the full insurable value of the Mortgaged Property, but in each case not less than such amount as is necessary to prevent the mortgagor and/or the mortgagee from becoming a co-insurer or loss payee, and (ii) the maximum amount of insurance which was available under the Flood Disaster Protection Act of 1973.

         (g) Servicer shall prepare promptly each report required by all applicable Requirements including reports to be delivered to all governmental agencies having jurisdiction over the, servicing of the Loans and the Escrow Accounts, shall execute such reports or, if Owner must execute such reports, shall deliver such reports to Owner for execution prior to the date on which such reports are due and shall file such reports with the appropriate Persons. Servicer shall timely prepare and deliver to the appropriate Persons Internal Revenue Service forms 1098, 1099 and 1099A (or any similar replacement, amended or updated Internal Revenue Service forms) relating to any Loan for the time period such Loan has been serviced by Servicer. T he reports to be provided under this subsection shall cover the period through the end of the month following the termination of this Agreement or, in the case of reports to be sent to the Internal Revenue Service, the end of the calendar year following termination of the Agreement Servicer shall promptly prepare all reports or other information required to respond to any inquiry from or give any necessary instructions to any Mortgage Insurer, provider of Hazard Insurance or other insurer or guarantor, taxing authority, tax servicer, Association or the Obligor.

         (h) Servicer shall maintain adequate facilities and experienced staff to carry out its obligations hereunder.

         (i) Servicer shall hold and be responsible for responding promptly and accurately to all reasonable requests from Owner, the Obligor or other Persons for information relating to a Loan or REO Property or to the Obligor that Servicer is required or permitted to disclose to such Person, upon compliance by such Person of any conditions to the release of such information.

         (j) Servicer shall cooperate with Owner in facilitating any financing or securitization or whole loan transfer of the Loans, including furnishing such reports and information with -respect to the Loans or with respect to Servicer as Owner may reasonably request, and facilitating the transfer of servicing of the Loans to such entity as Owner may designate in connection with an Agency Transfer, a Pass-Through Transfer or Whole Loan Transfer of the Loans. Any and all costs, fees and expenses incurred by Servicer in connection with the foregoing shall be paid by Owner pursuant to Section 6.4.

         (k) All collections on any Loan, unless the terms of the Loan specify otherwise, be applied first to accrued unpaid interest, then to principal then due, and finally to any other amounts payable under the terms of the Loan.

         Section 2.4. Collection and Resolution Activities. Servicer shall be responsible, continuously from the Transfer Date until the date each Loan ceases to be subject to this Agreement, for using measures consistent with the Accepted Servicing Practices to attempt to collect delinquent payments on each Loan.

         Section 2.5. Servicing Compensation. Servicer shall be entitled to the Setup Fee (as set forth in the related Acknowledgment Agreement) related to a Loan or REO Property on the related Transfer Date. Owner shall pay the Setup Fee in accordance with Section 6.4. Servicer shall be entitled each month to the Servicing Fee. The Servicing Fee shall be prorated for any period of less than a full calendar month based upon the number of days such Loan was serviced by Servicer. In addition, Servicer shall be entitled to retain all Ancillary Income. Servicer shall not be obligated to deposit any Ancillary Income into the Collection Account. In the event that Servicer deposits into the Collection Account any Ancillary Income, Servicer may withdraw such amount at any time from the Collection Account, any provision herein to the contrary notwithstanding.

                                  ARTICLE III
                           DEFAULT MANAGEMENT SERVICES

         Section 3.1. Default Management Responsibilities. Without limiting the generality of Section 2.3, Servicer is hereby authorized and empowered by Owner to take the following actions, without limitation: (i) prepare, execute and deliver, on behalf of Owner at its expense, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the hen on each Mortgaged Property and related collateral; and modifications, waivers (including, without limitation, waivers of any late -payment charge in connection with any delinquent payment on a Loan), consents, amendments, discounted payoff agreements, forbearance agreements, cash management agreements or consents to or with respect to any documents contained in the related Servicing File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other instruments comparable to any of the -types of instruments described in this subsection (i), and (ii) institute and prosecute judicial and non-judicial foreclosures, suits on promissory notes, indemnities, guaranties or other Loan Documents, actions for equitable and/or extraordinary relief (including, without limitation, actions for temporary restraining orders, injunctions, and appointment of receivers), suits for waste, fraud and any and all other tort, contractual and/or other claims of whatever nature, and to appear in and file on behalf of Owner such pleadings or documents as may be necessary or advisable in any bankruptcy action, state or federal suit or any other action.

         Section 3.2. Foreclosure. If Servicer reasonably determines that foreclosure is appropriate with respect to a Loan (including if it determines that foreclosure is appropriate in conjunction with or as an alternative to collection efforts and default management services hereunder), Servicer shall retain an attorney and supervise the conduct of the foreclosure proceeding. If the Property is acquired in the foreclosure proceeding, Servicer may acquire the Property in the name of Owner or its designee, and Servicer shall commence providing property and disposition services as provided in Section 4.1. Notwithstanding anything to the contrary contained herein, in the event Servicer has reasonable cause to believe that a Property is an Environmental Problem Property as described in Section 4.2 hereof, Servicer shall notify Owner of the existence of the Environmental Problem Property, describe such problem, make a re commendation to Owner regarding handling the Property and carry out the recommendation unless otherwise directed by Owner in writing within five (5) days after Owner's receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 11.3 below. In no event will Servicer be required to acquire record title to an Environmental Problem Property. If Servicer elects to proceed with a foreclosure in accordance with the laws of the state where the Mortgaged Property is located, Servicer shall not be required to pursue a deficiency judgment against the related Obligor or any, other liable party if the laws of the state do not permit such a deficiency judgment after such foreclosure or if Servicer determines in its reasonable judgment that the likely recovery if a deficiency judgment is obtained will not be sufficient to warrant the cost, time, expense and/or exposure of pursuing the deficiency judgment.

         Section 3.3. Deed in Lieu. If Servicer pursues a deed in lieu of foreclosure pursuant to the authority granted to Servicer by the terms and provisions of Section 3.1 above, Servicer will retain counsel to prepare appropriate documentation, execute and deliver such documentation on behalf of Owner and may enter into an agreement with Obligor regarding payment of any deficiency. The actions described herein shall be taken by Servicer in accordance with Accepted Servicing Practices or otherwise with the consent of Owner. Title to such Property may be taken in the name of Owner or its designee. Notwithstanding anything to the contrary contained herein, in connection with a deed in lieu of foreclosure, in the event Servicer has reasonable cause to believe that a Property is an Environmental Problem Property as described in
Section 4.2 hereof, Servicer shall notify Owner of the existence of the Environmental Problem Property, describe such problem, make a recommendation to, Owner regarding handling the Property and carry out the recommendation unless otherwise directed by Owner in writing within five (5) days after Owner's receipt (or deemed receipt) of such notice in accordance with the term and provisions of Section 11.3 below. In no event will Servicer be required to acquire record tide to an Environmental Problem Property. Servicer will provide the services described in Section 4.1 with respect to each Property for which a deed in lieu of foreclosure is received by Servicer.

         Section 3.4. Priority; Insurance Claims. Servicer will be responsible for retaining counsel on behalf of Owner to advise Servicer whether any proposed relief for the Obligor pursuant to this Section 3.4 will adversely affect claims against any other Obligor' or the priority of the lien securing the Loan. Servicer will be responsible for determining that such relief will not adversely affect any applicable Mortgage Insurance or other guaranty. Servicer shall consider the effect of such relief on the priority of the lien, claim against other Obligors and the effect on Mortgage Insurance or other guarantees in acting hereunder.

         Section 3.5. Bankruptcy of Obligor. If Servicer has actual knowledge that an Obligor is the subject of a proceeding under the Bankruptcy Code or any other similar law, has made an assignment for the benefit of creditors or has had a receiver or custodian appointed for its property, Servicer shall retain an attorney to pursue claim to payment on the Loan and foreclosure on the Property. If the Property is acquired in an insolvency proceeding, it shall be acquired in the name of Owner or its designee.

         Section 3.6. Discounted Payoffs. In accordance with Section 3.1 and Accepted Servicing Practices, Servicer may permit the Obligor to pay off a Non-Performing Loan at less than its unpaid principal balance without obtaining Owner's approval; provided that if the discounted payoff amount is less than 80% of the market value of the Mortgaged Property (as determined by the Servicer), then the Servicer shall notify Owner, by telecopy and telephone, of the proposed discounted payoff. Unless the Servicer receives a written objection from Owner within three Business Days of the notice, then Owner shall be deemed to consent to such discounted payoff.

                                   ARTICLE IV
                  PROPERTY MANAGEMENT AND DISPOSITION SERVICES

         Section 4.1. Property Management and Disposition Responsibilities. With respect to each REO Property made subject to this Agreement and with respect to each Mortgaged Property that becomes an REO Property, Servicer shall, in accordance with Accepted Servicing Practices, provide property and disposition services with respect to such REO Property, including analysis of sale and leas' potential of such REO Property, leasing and collection of rents, property management (including maintenance and repairs to such REO Property to render it leasable or salable), Escrow Account administration for payment of Escrow Payments and property sales.

         Section 4.2. Environmental Problems. If Servicer hereafter becomes aware that a Property is an Environmental Problem Property, Servicer will notify Owner of the existence of the Environmental Problem Property. Additionally, Servicer shall set forth in such notice a description of such problem, an estimate of how long the problem has existed (if known to Servicer), a recommendation to Owner relating to the proposed action regarding the Environmental Problem Property, and Servicer shall carry out the recommendation set forth in such notice unless otherwise directed by Owner in writing within five (5) days after Owner's, receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 11.3 below. Notwithstanding the foregoing, Servicer shall obtain Owner's written consent to any expenditures proposed to remediate Environmental Problem Properties or to defend any claims associated with Environmental Problem Properties if such expenses, in the aggregate, are expected to exceed $10,000. If Servicer has reason to believe that a Property is an Environmental Problem Property (e.g., Servicer obtains a broker's price opinion which reveals the potential for such problem), Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property satisfactory to Owner.

                                   ARTICLE V
                              STANDARDS FOR CONDUCT

         Section 5.1. Standards of Care and Delegation of Duties.

                  (a) The obligation of Servicer to perform its duties under this Agreement, including any duty to obtain or verify information, will be satisfied so long as Servicer acts in a manner consistent, with Accepted Servicing Practices. Servicer shall not be responsible for the form, substance, validity, perfection, priority, effectiveness or enforceability of any documents in the Servicing File on the Transfer Date or on the date that it obtains such documents from the Current Servicer.

                  (b) In the performance of its duties and obligations under this Agreement, Servicer may act directly or through agents, sub-servicers, independent counsel, accountants and other independent professional Persons, or it may delegate the performance of functions and consult with agents, independent counsel and other independent Persons; provided, however, that no such delegation shall relieve Servicer from any of its obligations; hereunder. Additionally, in the event that Servicer believes that it is unable to comply with the requirements of Section 5.1(a) with respect to any particular Loan or REO Property as a result of Servicer's relationship with an Obligor or some other mason which would cause Servicer to be in violation of Accepted Servicing Practices, it may enter into a sub-servicing agreement whereby a, sub-servicer shall perform its duties with respect to such Loan or REO Property. In such event, so long as such sub-servicer performs such duties on behalf of Servicer, in accordance with the other terms and provisions of this Agreement, then Servicer shall be deemed to be in compliance therewith.

                  (c) Servicer shall be entitled to rely upon any notice, document, correspondence, request or directives received by it from Owner that Servicer believes to be genuine and to have been signed or presented by an authorized officer or representative of Owner, and shall not be obligated to inquire as to the authority or power of any Person so executing or presenting any notice, document, request or directive or as to the truthfulness of any statements set forth therein.

         Section 5.2. Transactions with Related Persons. In carrying out -its obligations and duties under this Agreement, Servicer may contact with its affiliates, provided that all Persons with whom Servicer may contract, enter into with or otherwise deal with, shall be engaged on a commercially reasonable arm's-length basis and at competitive rates of compensation. Nothing contained in this Agreement will prevent Servicer or its affiliates from engaging in other businesses or from acting in a similar capacity for any other Person even though such Person may engage in business activities similar to those of Owner or its affiliates.

         Section 5.3. Access to Records.

                  (a) To the extent required by this Agreement, Servicer will establish and a system of (i) records of operational information relating to the collection of Loans, the conduct of default management services and the administration, management, servicing, repair, maintenance, rental, sale or other disposition of `Loans and REO Properties and (ii) books and accounts, which shall be maintained in accordance with customary business practices, of financial information relating to the Loans and the Properties. Information may be maintained on a computer or electronic system.

                  (b) If Owner provides reasonable prior written notice, Owner and its respective accountants, attorneys, agents or designees may examine Servicer's books and records relating to the Loans and the REO Properties during normal business hours of Servicer at Owner's expense. Such records shall not include any proprietary or confidential information, as reasonably determined by Servicer. Owner shall provide to Servicer a copy of any report generated in connection with any such examination. In addition, Servicer shall provide to Owner any other information, related to the Loans and Properties, reasonably requested by Owner.

         Section 5.4. Annual Audit. On or before April 30 of each year, beginning with April 30, 2000, Servicer shall cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish a statement to Owner, and to Servicer, to the effect that such firm has examined certain documents and records for the preceding calendar year (or during the period from the date of commencement of Servicer's duties hereunder until the end of such preceding calendar year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that Servicer's overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

                                   ARTICLE VI
                         BILLING OF AND REPORTS TO OWNER

         Section 6.1. Property Protection Expenses and Property Improvement Expenses. To the extent no funds remain on deposit in the Escrow Account to pay Property Protection Expenses and/or Property Improvement Expenses, Servicer shall advance such amounts; provided, however, that Servicer shall not be obligated to make any advance if Servicer determines in its reasonable judgment that such advance will be a Non-Recoverable Advance. Any advances made towards Property Protection Expenses and/or Property Improvement Expenses shall be deemed to be Servicing Advances. As provided in Section 6.2, Servicer shall be entitled to reimbursement of all such Servicing Advances made pursuant to this
Section 6.1 from all collections on the related Loan that are subsequently deposited in the Collection Account. To the extent that Servicer has previously withdrawn funds from the Collection Account funds to pay for third party costs relating to loan modifications and Servicer thereafter recovers cash from the Obligor for such amounts, Servicer shall deposit such recovered cash into the Collection Account.

         Section 6.2. Remittances and Monthly Report. Two (2) Business Days prior to each Distribution Date, Servicer shall submit a Monthly Report by means of hard copy and computer diskette substantially in the form set forth on Exhibit A hereto (or in such other form and manner as may be hereafter mutually agreed upon by Owner and Servicer), showing all collections of interest and principal (from whatever source) on the Loans and all collections in respect of the REO Properties (including sale proceeds and rental payments) during the related Collection Period as well as the amounts, and a detailed description of all Servicing Advances incurred during the related Collection Period and all distributions from the Collection Account since the preceding Distribution Date. On each Distribution Date Servicer shall withdraw the Monthly Collection Amount from the Collection Account and distribute the amount withdrawn in the following priority:

                  (a) to refund to any Obligor any funds determined to be in excess of the amounts required under the terms of the related Loan Documents;

                  (b) to the Owner, (i) all payments on account of principal on the Mortgage Loans or REO Properties, including all principal prepayments and (ii) all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate; provided, however, that. upon liquidation of a Loan, any amounts due to Servicer pursuant to subsection (d) below with respect to such Loan shall be paid prior to any amounts due pursuant to this subsection (b);

                  (c) to pay itself all Ancillary Income collected during the related Collection Period;

                  (d) to reimburse itself for unpaid Servicing Fees and unreimbursed Servicing Advances; provided, that Servicer's right to reimburse itself pursuant to this subclause (d) with, respect to any Loan or REO Property (i) is limited to related Liquidation Proceeds, condemnation proceeds, insurance proceeds and such other amounts as may be collected by Servicer from the Obligor or otherwise relating to the Loan or REO Property, and (ii) if, after Disposition of such Loan or REO Property, such amounts are insufficient to satisfy such unpaid or unreimbursed amounts, then Servicer may seek reimbursement from Owner (as set forth in Section 6.4 below), it being understood that, in the case of such reimbursement from the Collection Account, Servicer's right thereto shall be prior to the rights of Owner.

Amounts payable to Owner shall be paid by wire transfer in immediately available funds (by 4:00 p.m., eastern time on the day of transfer) to an account designated by Owner.

         With respect to any remittance sent by Servicer after the second Business Day following the Business Day on which such payment was due, Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the rate of interest as is publicly announced from time to time by Citibank, N.A., New York, New York, or its successor as its prime lending rate, plus 30/c, adjusted as of the date of each change, but in no event greater than the amount permitted by applicable law ("Default Rate"). Such interest shall be paid by Servicer to the Owner on the date such late payment is made and shall cover the period commencing with and including the Business Day on which such payment was due and ending with but excluding the Business Day on which such payment is made. Such interest shall be remitted along with such late payment The payment by Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Servicer Event of Default.

         Section 6.3. Remittance Upon Termination.

         Upon the termination of this Agreement, Servicer shall withdraw all funds from the Collection Account and shall distribute them as follows:

                  (a) to refund to any Obligor any funds determined to be in excess of the amounts required under the terms of the related Loan Documents;

                  (b) to Owner, and

                  (c) to reimburse itself for all unpaid Servicing Fees and Servicing Advances.

Amounts payable to Owner shall be paid by wire transfer in immediately available funds (by 4:00 p.m., eastern time on the day of transfer) to an account designated by Owner.

         Section 6.4. Billing. Servicer shall submit monthly invoices to Owner for any expenses incurred by Servicer pursuant to Sections 2.1(a), 2.1(c), 2.3G), 6.5, 11.1 and for any Setup Fees and Setup Expenses. Moreover, upon Disposition of a Loan or REO Property, if the related Liquidation Proceeds, insurance proceeds, condemnation proceeds and other amounts collected from the Obligor or otherwise with respect to the Loan are insufficient to pay or reimburse Servicer for any of the items payable to Servicer in Section 6.2(d), or if funds in the Collection Account upon the termination of this Agreement are insufficient to reimburse Servicer for any items in Section 6.3(c), Servicer shall submit an invoice for any such amount that remains outstanding. Owner shall remit to Servicer in immediately available funds all amounts reflected on any invoice within five (5) days after the date Servicer sends such notice to Owner. If Owner fails to pay any amount invoiced within ten (10) days of receipt of the invoice, then Owner shall pay Servicer interest on such late payment at the Default Rate. Such interest shall be paid by Owner to Servicer on the date such late payment is made and shall cover the period commencing with and including the Business Day on which such payment was due and ending with but excluding the Business Day on which such payment is made. Such interest shall be remitted along with such late payment. The payment by Owner of any such interest shall not be deemed an extension of time for payment On any Distribution Date, if any payment owed under this Section 6.4 is more than thirty (30) days past due, Servicer is entitled to withdraw the amount owing from the Collection Account and to pay itself such amount prior to making any payments to Owner pursuant to Section 6.2. The obligation of Owner to pay amounts billed by Servicer shall survive any termination of this Agreement.

         Section 6.5. Missing Document Report. In addition to the Monthly Report, Servicer shall provide to Owner a report (the "Missing Document Report") with respect to a Loan within forty-five (45) days after -the related Transfer Date, which Missing Document Report shall include a listing (to Servicer's current, actual knowledge) with respect to each Loan and REO Property of all missing documents reasonably necessary to service such Loan or REO Property. For the purposes of this Section 6.5, the phrase "to Servicer's current, actual knowledge" shall mean that Servicer shall be responsible for examining the Servicing File presented to Servicer by Owner or the Current Servicer and verifying that each such Servicing File contains Loan Documents customary for the type of Loan; Servicer shall have no responsibility for determining whether there are particular missing documents if the documents presented to Servicer do not disclose the existence of such missing document. Owner shall cure, or shall cause the Current Servicer to cure, any such deficiencies as soon as reasonably possible following receipt of the Missing Document Report. After Servicer has delivered to Owner the notice referred to in this Section 6.5, regarding missing documents, Servicer shall not be responsible for any failure to perform any action related to such Loan to the extent Servicer is impaired by the absence of such material document(s). Moreover, if Owner has not cured any document deficiency within 30 days following receipt of the Missing Document Report, and such document is reasonably necessary to service such Loan or REO Property, then Servicer may, but is not obligated to, cure such deficiency. All out-of-pocket expenses incurred by Servicer in connection with such cure shall be billed to, and paid by, Owner pursuant to Section 6.4.

                                  ARTICLE VII
                         REPRESENTATIONS AND WARRANTIES

         Section 7.1. Representations and Warranties of Servicer. Servicer, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to Owner as of the initial Transfer Date and each subsequent Transfer Date:

                  (a) Organization and Good Standing; Licensing. Servicer is a federal savings association duly organized, validly existing and in good standing under the laws of-the United States of America and has the power and, authority to own its assets and to transact the business in which it is currently engaged. Servicer is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned, or leased or serviced by it requires such qualification (except where there is an appropriate statutory exemption applicable to Servicer or the failure so to qualify would not have a material adverse effect on the business, properties, assets or, financial condition of Servicer).

                  (b) Authorization: Binding Obligations. Servicer has the power and authority to make, execute, deliver and perform this Agreement, including all instruments of transfer to be delivered pursuant to -this Agreement, and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of Servicer enforceable against it in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

                  (c) No Consent Required. Servicer is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made or as to which the failure to obtain or make will not materially adversely affect the ability of Servicer to perform its obligations hereunder.

                  (d) No Violations. The execution, delivery and performance of this Agreement by Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to Servicer, except for violations that will not adversely affect Servicer's ability to perform its obligations hereunder, or the charter or by-laws of Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Servicer is a party or by which Servicer may be bound.

                  (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or to the knowledge of Servicer threatened, against Servicer or any of its properties or with respect to this Agreement, which if adversely determined, would have a material adverse effect on the transactions contemplated by this Agreement.

                  (f) HUD Approved. Servicer is a mortgagee approved by HUD for servicing pursuant to 24 CFR ss. 202.18. No event has occurred that, with notice to HUD, would result in a breach of the representation made in the preceding sentence.

                  (g) FNMA or FHLMC Approved. Servicer is an approved seller/servicer for FNMA or FHLMC in good standing. No event has occurred that would make Servicer unable to comply with FNMA or FHLMC eligibility requirements, would require notification to FNMA or FHLMC, or, with notification to FNMA or FHLMC, would result in a breach of the representation made in the preceding sentence.

         Section 7.2. Representations and Warranties of Owner. Owner, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to Servicer as of the initial Transfer Date and each subsequent Transfer Date:

                  (a) Organization and Good Standing; Licensing. Owner is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own its assets and to transact the business in which it is currently engaged. Owner is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification (except where there is an appropriate statutory exemption applicable to Owner or the failure so to qualify would not have a material adverse effect on the business, properties, assets or condition (financial or otherwise) of Owner).

                  (b) Authorization: Binding Obligations. Owner has the power and authority to make, execute, deliver and perform this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) and perform all of the transactions contemplated to be performed by it under this Agreement, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the legal, valid and binding obligation of Owner enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies.

                  (c) No Consent Required. Owner is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except such as have been obtained or made.

                  (d) No Violations. The execution, delivery and performance of this Agreement by Owner will not violate any provision of any existing law or regulation or any order or decree of any court applicable to Owner or the articles or by4aws of Owner, or constitute a material breach of any mortgage, indenture, contract or other agreement to which Owner is a party or by which Owner may be bound.

                  (e) Litigation. No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending or to the knowledge of Owner threatened, against Owner or any of its properties or with respect to this Agreement, which if adversely determined would have a material adverse effect on the transactions contemplated by this Agreement.

                  (f) Holder of Notes. The Owner is the owner and holder of the notes evidencing the debt under the Mortgage Loans (with each note either endorsed in blank or endorsed to Owner), and is the beneficiary or mortgagee of record of the mortgage or deed of trust securing such Mortgage Loans.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         Section 8.1. Liabilities to Obligors. No liability to any Obligor under any of the Loans or Properties arising out of any act or omission to act of any servicer, sub-servicer, owner, holder or originator of the Loans or Properties prior to the Transfer Date is assumed by Servicer under or as a result of this Agreement and the transactions contemplated hereby and, to the extent permitted and valid under mandatory provisions of law, Servicer expressly disclaims such assumption.

         Section 8.2. Servicer's Indemnity of Owner. Servicer shall defend and indemnify of Owner against any and all claims, losses, damages, liabilities, judgments, penalties, fines, forfeitures, reasonable legal fees and expenses, and any and all related costs and/or expenses of litigation, administrative and/or regulatory agency proceedings, and any other costs, fees and expenses, suffered or incurred by Owner (each, a "Liability') arising out of or resulting from third party claims or actions that were caused directly by or directly resulted from a breach of any of Servicer's representations and warranties contained in this Agreement or the failure of Servicer to perform its duties in accordance with the terms of this Agreement or Accepted Servicing Practices. Servicer shall not be liable to Owner, however, with respect to action taken, or for refraining from taking any action, with respect to any Loan or REO Property at or in conformity with the direction of Owner (for this purpose, the terms of this Agreement are directions of Owner), or for any Liability caused by or resulting from a delay occasioned by Owner's objection to a proposal by Servicer hereunder, or for any Liability caused by or resulting from Owner's breach of a representation or warranty herein or for any Liability incurred by mason of Owner's willful misfeasance, bad faith or negligence in acting or refraining from acting. In any event, Servicer shall not have any liability or obligations for any actions of any prior servicer, sub-servicer, originator, holder or owner, or any successor servicer, of the Loans or Properties.

         Section 8.3. Owner's Indemnity of Servicer; Limitation on Liability of Servicer.

                  (a) Owner shall defend and indemnify Servicer against any Liability arising from (i) third party claim or actions that were caused by or resulted from (A) any actions or omissions in respect of any Loan or REO Property of any prior servicer, sub-servicer, owner or originator of a Loan or REO Property, and/or (B) taking any action, or refraining from taking any action, with respect to any Loan or REO Property at or in conformity with this Agreement or the direction of Owner, and/or (ii) any Environmental Liability (as defined in Section 8.3(c) below), (iii) any breach by Owner or Owner's directors, officers, employees, agents, invitees or representatives of Owner's obligations under Section 8.3(d) below, and (iv) any Liability relating to the failure or refusal of Owner or any trustee or custodian in possession of original Loan Documents to timely provide to Servicer the originals of any Loan Documents in order to allow Servicer sufficient time to timely process satisfactions, payoffs and releases.

                  (b) Neither Servicer nor any directors, officers, employees or agents of Servicer shall be liable to Owner for any action taken or for refraining from taking any action in good faith pursuant to this Agreement or for errors in judgment; provided, however, that this provision shall not protect Servicer against any liability directly and solely caused by Servicer that would otherwise be imposed by reason of Servicer's willful misfeasance or bad faith in the performance of or failure to perform duties hereunder. Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted to Servicer respecting any matters arising hereunder and shall not be liable for taking any action or refraining from taking any action in good faith reliance thereon, pursuant to this Agreement.

                  (c) The term "Environmental Liability" shall mean any and all claims, losses, damages, liabilities, judgments, penalties, fines, forfeitures, reasonable legal fees and expenses, and any and all related costs and/or expenses of litigation, administrative and/or regulatory agency proceedings, and any other costs, fees and expenses, suffered or incurred by Servicer arising out of or resulting from the introduction of such materials on any Property before and/or after the date hereof, including, without limitation, (a) any liability under or on account of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq., as the same may be amended from time to time, and/or any other federal or state environmental laws, and specifically including, without limitation, any liability relating to asbestos and asbestos containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory", "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition, including the assertion of any lien thereunder, (b) claims brought by third parties for loss or damage incurred or sustained subsequent to the date hereof, and (c) liability with respect to any other matter affecting the Property within the jurisdiction of the federal Environmental Protection Agency or state environmental regulatory agencies pursuant to any state laws, and in the regulations adopted pursuant to any of said laws; provided, however, that the indemnity for Environmental Liability shall not be effective with respect to any liability directly and solely caused by Servicer that would otherwise be imposed by reason of Servicer's willful misfeasance or bad faith in the performance of or failure to perform duties hereunder.

                  (d) It is understood and agreed that during the term of this Agreement Owner may have access to certain of Servicer's confidential and proprietary information including, without limitation, Servicer's computer systems and models, secure web site, investor reporting systems, default management -systems and procedures, and other proprietary systems and procedures (the "Confidential Information"). The term "Confidential Information" does not include information which becomes generally available to the public other than as a result of disclosure by Owner or its representatives, but shall be deemed to include the Setup Fee and the Servicing Fees contained herein and any passwords or identification codes, access codes, modem dial-up numbers and similar items. The Owner shall keep confidential and shall not divulge to any party other than an officer or employee of Owner who has a need-to know, without Servicer's prior written consent, any Confidential Information. Additionally, Owner shall only permit its officers and employees to perform procedures on Servicer's system which are specifically authorized by Servicer. The Confidential Information shall not be used or duplicated by Owner for any purpose other than those purposes specified by Servicer. Owner further agrees that the Confidential Information will not be used by it or its directors, officers, employees, invitees, agents or representatives, including, but not limited to outside counsel, in any way detrimental to Servicer, as determined in the reasonable judgment of Servicer. In the event that Owner is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, it is agreed that Owner will provide Servicer with prompt notice of such request(s) so that Servicer may seek an appropriate protective order and/or waive compliance with the provisions of this subsection, in Servicer's sole and absolute discretion. Owner acknowledges that Servicer will incur irreparable damage if Owner should breach the terms and provisions of this subsection. Accordingly, if Owner or Owner's directors, officers, employees, invitees, agents or representatives breaches or threatens to breach any of the provisions of this subsection, Servicer shall be entitled, without prejudice, to all the rights and remedies available to it, including a temporary restraining order and an injunction restraining any breach of the provisions of this subsection (without any bond or other security being required therefor).

         Section 8.4. Indemnification Procedures. If, for so long as this Agreement is in effect, a party entitled to indemnification hereunder ("Indemnified Party") has actual notice or knowledge of any claim or loss for which on by an indemnifying party hereunder ("Indemnifying Party") is asserted, the Indemnified Party shall give to the Indemnifying Party written notice within such time as is reasonable under the circumstances, describing such claim or loss in reasonable detail. In the event that a demand or claim for indemnification is made hereunder with respect to losses the amount or extent of which is not yet known or certain, the notice of demand for indemnification shall so state, and, where practicable, shall include an estimate of the amount of the losses.

                  (a) Unless applicable law mandates a cure within a shorter period of time, the Indemnifying Party shall have 30 calendar days from the date of receipt by Indemnifying Party of written notice of a breach of the Indemnifying Party's representations within, which to cure such breach, or if such breach cannot be cured within 30 days but Indemnifying Party has commenced efforts to cure, then the Indemnifying Party shall have 60 calendar days from the date of such notice to cure such breach. In the event a breach is cured by the Indemnifying Party, the Indemnifying Party shall execute a written acknowledgment of the cure in such form as is approved or provided by the Indemnified Party.

                  (b) In the case of actual notice of indemnification hereunder involving any litigation, arbitration or legal proceeding, the Indemnifying Party shall have responsibility to, and shall employ counsel acceptable to the Indemnified Party, and shall assume all expense with respect to, the defense or settlement or such claim; provided however, that:

                           (i) the Indemnified Party shall be entitled to participate in the defense of such claim and to employ counsel at its own expense to assist in the handling of such claim; and

                           (ii) the Indemnifying Party shall obtain the prior written approval of the Indemnified Party before entering into any settlement of such claim or ceasing to defend against such claim if, pursuant to or as a result of such settlement or cessation, (1) injunctive or other relief (excepting the payment of money damages) would be imposed against any Indemnified Party which could materially interfere with the business, operations, assets, conditions (financial or otherwise) or prospects of the Indemnified Party, or
                                    (2) the settlement or cessation shall result in an indemnification obligation of the Indemnifying Party that, in the reasonable judgment of the Indemnified Party, cannot be fulfilled by the Indemnifying Party in accordance with the terms of this Agreement. If the Indemnifying Party does not provide to the Indemnified Party, within fifteen
                                    (15) days after receipt of a notice of
                                    indemnification, a written acknowledgment that the Indemnifying Party shall assume responsibility for the defense or settlement of such claim as provided in this Section 8.4, the Indemnified Party shall have the right to defend and settle the claim in such manner as it may deem appropriate at the cost and expense of the Indemnifying Party, and the Indemnifying Party shall promptly reimburse the Indemnified Party therefor, in accordance with this Agreement.

         Section 8.5. Operation of Indemnities. If any Person has made any indemnity payments to any other Person pursuant to this Article VII and such other Person thereafter collects any of such amounts from others, such other Person will repay such amounts collected, together with any interest collected thereon. The provisions of this Article VIII shall survive any termination of this Agreement, the liquidation of any Loan, or the transfer or assignment by Owner to another Person of any Loan or REO Property or any interest in any Loan or REO Property or the transfer of the servicing to a successor servicer as long as the action giving rise to the indemnification shall have occurred during the period when the Servicer was servicing the related Loan or REO Property.

                                   ARTICLE IX
                                     DEFAULT

         Section 9.1. Events of Default. The following shall constitute "Servicer Events of Default" hereunder by Servicer:

                  (a) any failure by Servicer to make any deposit or payment, or to remit any payment, required to be made under the terms of this Agreement which continues unremedied for a period of three (3) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Owner-, or

                  (b) failure on the part of Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of Servicer set forth in this Agreement which continues unremedied for a period of thirty (30) days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to Servicer by Owner; or

                  (c) a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                  (d) Servicer shall consent to the appointment of a trustee, conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to Servicer or of or relating to all or substantially all of the property of Servicer, or

                  (e) Servicer shall admit in writing its inability to pay its debts, generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations or take any action in furtherance of the foregoing; or

                  (f) Servicer assigns or attempts to assign its rights, to the servicing compensation hereunder or attempts to assign this Agreement or the servicing responsibilities hereunder without the consent of Owner except as otherwise expressly permitted by the other terms and provisions of this Agreement; or

                  (g) to the extent that Servicer is required to maintain a license, failure by the Servicer to maintain its license to do business or service residential mortgage loans in any jurisdiction where a Mortgaged Property is located, to the extent that the failure would have a material adverse effect on the Servicer's performance of its obligations hereunder or the enforceability of any Loan; or

                  (h) Servicer is neither an approved seller/servicer for FNMA nor for FHLMC; or

                  (i) the net worth of the Servicer shall be less than $25,000,000.

         Section 9.2. Effect of Transfer. After the effective date of the termination of servicing duties pursuant to Section 9.1, Section 10.1 or Section 10.3, Servicer shall have no further obligations hereunder other than under
Article VIII or Article X.

                                   ARTICLE X
                                      TERM

         Section 10.1. Term of Agreement.

                  (a) This Agreement shall terminate upon the distribution of the final payment or Liquidation Proceeds on the last Loan or REO Property subject to this Agreement.

                  (b) If Servicer fails to perform any of its obligations which would result, after expiration of the applicable notice and cure or grace period (if applicable), in a Servicer Event of Default hereunder, Owner may terminate this Agreement by written notice to Servicer, specifying the effective date of such termination and instructions with respect to the Servicing Files and Loan Documents. Servicer shall do all things necessary or appropriate to effect the purposes of such termination and the transfer of servicing, and Servicer shall pay all costs and expenses related to the transfer of servicing. On or after the receipt by Servicer of such written notice, all authority and power of Servicer under this Agreement, whether with respect to the Loans or Properties shall terminate effective as of the date specified in such written notice. If Servicer fails to perform any of its obligations which would result, after expiration of the applicable notice and cure or grace period (if applicable), in a Servicer Event of Default hereunder, Owner may also pursue whatever rights it may have at law or in equity to damages, including injunctive relief and specific performance.

                  (c) Owner may, at its sole option, terminate any rights the Servicer may have hereunder with respect to one or more of the Loans, without cause, upon 30 days prior written notice. In the event of a termination pursuant to this Section 10.1, Owner shall pay to the Servicer a sum, as liquidated damages, equal to the product of (a) two,
         (b) the servicing fee rate, and (c) the aggregate unpaid principal balance of the Loans for which this Agreement is going to be terminated as of the last day of the month following receipt of such notice of termination.

                  (d) Servicer may, at its sole option and without cause, terminate this Agreement with respect to the Loans and REO Properties being serviced hereunder, on or after the date occurring nine months after the first date above written upon the sending of 180 days' written notice to Owner.

         Section 10.2. Transfers of Servicing. Servicer shall not pledge or assign this Agreement or its rights to the Servicing Fee or transfer the servicing hereunder or delegate its rights or duties hereunder without the prior written approval of Owner.

         Section 10.3. Servicer Not to Resign. Servicer shall not resign from the obligations and duties imposed on Servicer by this Agreement, except (i) as set forth in Section 10. 1 above, (ii) by mutual consent of Servicer and Owner, or (iii) upon the determination that Servicer's duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by Servicer. Any determination under clause (iii) above shall be evidenced by an opinion of counsel to such effect delivered to Owner in form and substance reasonably acceptable to, Owner. No resignation shall become effective until Owner or its designee shall have assumed Servicer's responsibilities and obligations hereunder.

         Section 10.4. Successor Servicer. If any successor servicer succeeds to the obligations of Servicer after a termination pursuant to Sections 10.1 or
10.3 above, the successor servicer, to the extent necessary to permit the successor servicer to carry out the provisions of the terms hereof and without act or deed on the part of the successor servicer, shall succeed to all of the rights and obligations of Servicer under any sub-servicing agreement entered into pursuant to Section 5.1(b). In such event, the successor servicer shall be deemed to have assumed all of Servicer's interest therein and to have replaced Servicer as a party to such sub-servicing agreement to the same extent as if such sub-servicing agreement had been assigned to the successor servicer, except that Servicer, as applicable, shall not have any liability or obligation under such sub-servicing agreement in respect of events that occur after such succession unless so provided in such sub-servicing agreement or unless such events arise out of actions or events that occurred prior to such succession. In the event that the successor servicer assumes the servicing obligations of Servicer, upon request of the successor servicer, Servicer, shall at its own expense (if the transfer of servicing is occasioned by a Servicer Event of Default) or at Owner's expense (if the transfer is occasioned by any reason other than a Servicer Event of Default) deliver to the successor servicer (as the case may be) all documents and records relating to any sub-servicing agreement and the Loans then being serviced thereunder and an accounting of amounts collected and held by it, if any, and will otherwise use its best efforts to effect the orderly and efficient transfer of any sub-servicing agreement to the successor servicer.

                                   ARTICLE XI
                                 RECONSTITUTION

         Section 11.1. Reconstitution.

                  (a) Servicer and Owner agree that with respect to some or all of the Loans, Owner may effect one or more Whole Loan Transfers, one or more Agency Transfers and/or one- or more Pass-Through Transfers. With respect to each Whole Loan Transfer, Agency Transfer or Pass-Through Transfer, as the case may be, entered into by Owner, Servicer agrees:

                           (1) to cooperate fully with Owner and any prospective purchaser with respect to all reasonable requests and due diligence procedures including participating in meetings with rating agencies, bond insurers and such other parties as Owner shall designate and participating in meetings with prospective purchasers of the Loans or interests therein and providing information reasonably requested by such purchasers;

                           (2) to execute all Reconstitution Agreements provided that each of Servicer and Owner is given an opportunity to review and reasonably negotiate in good faith the content of such documents not specifically referenced or provided for herein;

                           (3) to deliver to Owner for inclusion in any prospectus or other offering material such publicly available information regarding Servicer, its Loan delinquency, foreclosure and loss experience and any additional information reasonably requested by Owner, and to deliver to Owner;

                           (4) to deliver to Owner and to any Person designated by Owner, at Owner's expense, such statements and audit letters of reputable, certified public accountants pertaining to information provided by Servicer pursuant to clause 3 above as shall be reasonably requested by Owner,

                           (5) to deliver to Owner, and to any Person designated by Owner, such legal documents and in-house Opinions of Counsel as are customarily delivered by originators or servicers, as the case may be, and reasonably determined by Owner to be necessary in connection with Whole Loan Transfers, Agency Transfers or Pass-Through Transfers;

                           (6) to cooperate fully with Owner and any prospective purchaser with respect to the preparation (including, but not limited to, the endorsement, delivery, assignment, and execution) of Loan Documents and other related documents, with respect to servicing requirements reasonably requested by the rating agencies and credit enhancers;

                           (7) to negotiate and execute one or more subservicing agreements between Servicer and any master servicer which is generally considered to be a prudent master servicer in the secondary mortgage market, designated by Owner in its sole discretion after consultation with Servicer and/or one or more custodial and servicing agreements among Owner, Servicer and a thud party custodian/trustee which is generally considered to be a prudent custodian/trustee in the secondary mortgage market designated by Owner in its sole discretion after consultation with Servicer, in either case for the purpose of pooling the Loans with other Loans for resale or securitization; and

                           (8) in connection with any securitization of any Loans, to execute a pooling and, servicing agreement, which pooling and servicing agreement may, at Owner's direction, contain contractual provisions including, but not limited to, a customary certificate payment delays, servicer advances of delinquent scheduled, payments of principal and interest through liquidation (unless deemed non-recoverable) and prepayment interest shortfalls (to the extent of the monthly servicing fee payable thereto), servicing representations and warranties which in form and substance conform to the representations and warranties in this Agreement and to secondary market standards for securities backed by Loans similar to the Loans and such provisions with regard to servicing responsibilities, investor reporting, segregation and deposit of principal and interest payments, custody of the Loans, and other covenants as are required by Owner and one or more nationally recognized rating agencies which are "mortgage related securities" for the purposes of the Secondary Mortgage Market Enhancement Act of 1984, unless otherwise mutually agreed. If Owner deems it advisable at any time to pool the Loans with other Loans for the purpose of resale or securitization, Servicer agrees to execute one or more subservicing agreements between itself (as servicer) and a master servicer designated by Owner at its sole discretion, and/or one or more servicing agreements among Servicer (as servicer), Owner and a trustee designated by Owner at its sole discretion, such agreements in each case incorporating terms and provisions substantially identical to those described in the immediately preceding paragraph.

         Any and all reasonable costs, fees and expenses incurred by Servicer in connection with the foregoing shall be reimbursed by Owner after receipt of an invoice therefor in accordance with Section 6.4; provided that Servicer shall not be entitled to reimbursement for the fees of Servicer's own legal counsel in connection with the foregoing. All Loans not sold or transferred pursuant to a Whole Loan Transfer, Agency Transfer or Pass-Through Transfer shall be subject to this Agreement and shall continue to be serviced for the remainder of the Preliminary Servicing Period in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

                  (b) Notwithstanding anything contained herein to the contrary, in connection with (a) a Pass-Through Transfer, or (b) an Agency Transfer, or (c) a Whole Loan Transfer, Servicer shall deposit in the Collection Account within one Business Day of receipt, and retain therein with respect to each principal prepayment in full, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from Servicer's own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Loans.

                                  ARTICLE XII
                                  MISCELLANEOUS

         Section 12.1. Successors and Assigns: No Third Beneficiaries. This Agreement will inure to the benefit of and- be binding upon the parties hereto and their successors and assigns. This Agreement is not intended to confer on any person other than the parties hereto and their successors and assigns any rights, obligations, remedies or liabilities.

         Section 12.2. Choice of Law. This Agreement is made under and shall be governed by and construed under the laws of Florida.

         Section 12.3. Notices. All notices and other communications hereunder shall be in writing and shall be deemed given and received: (a) upon receipt if delivered personally (unless subject to clause (b)) or if mailed by registered or certified mail return receipt requested, postage prepaid; (b) at 5:00 p.m. local time on the business day after dispatch if sent by a nationally recognized overnight courier, or (c) upon the completion of transmission (which is confirmed by telephone or by a statement generated by the transmitting machine) if transmitted by telecopy or other means of facsimile which provides immediate or near immediate transmission to compatible equipment in the possession of the recipient in any case to the parties at the following addresses or telecopy numbers (or at such other address or telecopy number for a party as will be specified by like notice):

         if to Servicer:

                  Ocwen Federal Bank FSB
                  The Forum, Suite 1002
                  1675 Palm Beach Lakes Boulevard
                  West Palm Beach, FL  33401
                  Attention:  Secretary
                  Facsimile Number:  (561) 682-8177
                  Confirmation Number:  (561) 682-8517

         If to Owner:

                  Lehman Capital, A Division of Lehman Brothers Holdings Inc. 3 World Financial Center, 8th Floor
                  200 Vesey Street
                  New York, New York  10285-0800
                  Attention:  Manager, Contract Finance
                  Facsimile Number:  (212) 526-6154
                  Confirmation Number:  (212)526-5837

         Any change of address must be in writing.

         Section 12.4. Entire Agreement; Amendments; Waivers. This Agreement constitutes the entire agreement between the parties with respect to the transactions contemplated hereby and supersedes all prior agreements (or contemporaneous oral agreements) of the parties with respect thereto. This Agreement may be amended only in writing signed by the party against whom such amendment is sought to be enforced. Each of Servicer or Owner may, by written notice to the other, extend the time for or waive the performance of any of the obligations of such other hereunder. The waiver by any party hereto of a breach of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach. No delay, omission or act by a party shall be deemed a waiver of such party's rights, powers or remedies. No course of dealing between the parties hereto shall operate as a waiver of any provision hereof.

         Section 12.5. No Joint Venture; Limited A&M. The services provided by Servicer are in each case those of an independent contractor providing a service. Nothing contained in this Agreement: (i) shall constitute Servicer and Owner as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity; (ii) shall be construed to impose any liability as such on Servicer or Owner or (iii) shall, except as otherwise expressly provided in this Agreement as to Servicer, constitute a general or limited agency or be deemed to confer on it any express, implied or apparent authority to incur any obligation or liability on behalf of the other.

         Section 12.6. Severabilily; Interpretation. If any provision hereof is invalid, illegal or unenforceable, the remaining provisions shall not be affected or impaired thereby. No provision of this Agreement -shall be construed against or interpreted to the disadvantage of any party hereto by any court or other authority by reason of such party having or being deemed to have structured, dictated or drafted such provision. The parties hereto acknowledge. that no other agreement entered into by Servicer for the provision of servicing, default management services and property management and disposition services shall be used or referred to in construing the provisions of this Agreement.

         Section 12.7. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         Section 12.8. Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE
LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

         Section 12.9. Limitation of Damages. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING' NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE.

         IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto effective as of the date first written above.

                                                OWNER:

                                                LEHMAN CAPITAL, A DIVISION OF
                                                LEHMAN BROTHERS HOLDINGS INC.

                                                By:  /s/ Jack E. Desens
                                                     ---------------------------
                                                Name:  Jack E. Desens
                                                Title: Senior Vice President



                                                SERVICER:

                                                OCWEN FEDERAL BANK FSB

                                                By:  /s/ Richard C.F. Spencer
                                                     ---------------------------
                                                Name: Richard C.F. Spencer
                                                Title: Senior Vice President

                                    EXHIBIT A

                                 MONTHLY REPORT







                               Exhibit A - Page 1

                                  Report Legend

I.       Remittance Summary

            - distribution of all funds received for the referenced remittance period

2.       Portfolio Summary

            -   various portfolio statistics

3.       Trial Balance Summary (detail - trial balance)

            -   standard balance -information

4.       Cash Collections Summary (detail - cash collections)

            -   cash collection summarized by transaction code and category

5.       Non-Cash Summary (detail - noncash)

            -   non-cash transactions by category

6.       Other Advance Summary (detail - other. advances)

            -   disbursements of various collection expenses

7.       Escrow Advance Summary (detail - escrow advances)

            - net disbursements of escrow for which servicer has advanced funds

8.       Payoff Detail

            -   cash and non-cash collections on paid off loans

9.       REO Transfer Detail

            -   loam transferred to REO

10.      Delinquency Summary

            -   delinquency stratification

11.      ARM Detail (detail only - arm)

            -   ARM data

12.      Property Detail (detail only - property)

            -   property information data

13.      Status Detail (detail only - status)

            -   loan status information data


                               Exhibit A - Page 2

                                    EXHIBIT B

                                 SERVICING FILE

1.       Copy of Note and any riders executed in connection with such Note.

2.       Copy of Mortgage or Deed of trust

3.       Copy of Mortgagee's Title Policy or Attorney's Title Opinion.

4.       Copy of Assignment in blank of the mortgage or deed of tug.

5.       Hazard insurance policy.

6.       Copy of Mortgage insurance or guaranty agreement, if applicable.

7.       Copy of Deed with respect to any REO Property.

8.       Any correspondence by and between the Current Servicer and the Obligor.

9. Any broker's price opinion and/or any appraisal relating to the Property..

10.      Original of the tax service contract, if any.

11. Originals of all RESPA and TILA disclosure statements executed by the Obligor.

12.      Settlement Statement

13. Loan Application and credit reports, verification of employment, tax returns.

14.      Documentation relating to any release of collateral.




                               Exhibit B - Page 1

                                    EXHIBIT C

                            ACKNOWLEDGMENT AGREEMENT

         On this ___ day of _____________, 199_, Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Sellee) as the Owner under that certain Residential Flow Servicing Agreement dated as of August 1, 1999, (the "Agreement"), does hereby transfer to Ocwen Federal Bank FSB (the -Purchaser-) as Servicer under the Agreement, the Servicing Rights and servicing responsibilities related to the Loans listed on the Mortgage Loan Schedule attached hereto (the "Related Loans') in exchange for the Purchase Price. `The Purchase Price shall equal the following:

         The Purchaser hereby accepts the Servicing Rights and servicing responsibilities transferred hereby and on the date hereof assumes all servicing responsibilities related to the Related Loans all in accordance with the Agreement. The contents of each Servicing File required to be delivered to service the Loans pursuant to the Agreement have been or shall be delivered to the Purchaser by the Seller in accordance with the term of the Agreement.

         With respect to the Related Loans, the Cut-off Date is ______________, the Closing Date is ______________, and the Transfer Date is ____________. The following fees shall apply to the Related Loans:

         Servicing Fee:

         Setup Fee:

         All other terms and conditions of this transaction shall be governed by the Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement. This Acknowledgment Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.





                               Exhibit C - Page 1

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                                  SELLER:
                                                  LEHMAN CAPITAL, A DIVISION OF
                                                  LEHMAN BROTHERS HOLDINGS INC.

                                                  By:
                                                      --------------------------
                                                  Name:
                                                        ------------------------
                                                  Title:
                                                        ------------------------



                                                  PURCHASER:
                                                  LEHMAN CAPITAL, A DIVISION OF
                                                  LEHMAN BROTHERS HOLDINGS INC.

                                                  By:
                                                      --------------------------
                                                  Name:
                                                        ------------------------
                                                  Title:
                                                        ------------------------



                               Exhibit C - Page 2

                    FLOW SERVICING RIGHTS PURCHASE AGREEMENT

         THIS FLOW AGREEMENT (this "Agreement"), dated as of the 1st day of August, 1999, by and between OCWEN FEDERAL BANK FSB, a federal savings bank ("Purchaser"), and LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Seller").

         WHEREAS, on the date hereof, the Seller and the Purchaser have entered into a flow Residential Servicing Agreement dated substantially of even date herewith (the "Servicing Agreement").

         WHEREAS, the Seller has purchased certain conventional adjustable rate and fixed rate residential first and second mortgage loans (the "MCA Mortgage Loans") on a servicing released basis as described herein, pursuant to a certain Mortgage Loan Purchase and Sale Agreement (the "MCA Purchase Agreement") by and between Seller and MCA Mortgage, Inc. ("MCA") as provided herein.

         WHEREAS, the Seller has purchased certain conventional adjustable rate and fixed rate residential first and second mortgage loans (the "Fieldstone Mortgage Loans") and, together with the MCA Mortgage Loans, the "Initial Mortgage Loans"), on a servicing released basis as described herein, pursuant to a certain Purchase and Warranties Agreement (the "Fieldstone Purchase Agreement") by and between Seller and Fieldstone Mortgage, Inc. ("Fieldstone") as provided herein.

         WHEREAS, the Seller intends to purchase additional conventional adjustable rate and fixed rate residential first and second lien mortgage loans (the "Additional Mortgage Loans" and, together with the Initial Mortgage Loans, the "Mortgage Loans");

         WHEREAS, Seller owns the Servicing Rights (as that term is defined in Paragraph 1(f) below) with respect to the Initial Mortgage Loans and the Seller will own the Servicing Rights with respect to the Additional Mortgage Loan; and

         WHEREAS, Seller desires to sell, from time to time, to the Purchaser, and the Purchaser desires to purchase, from time to time, from the Seller, in accordance with the terms and conditions of this Agreement, the Servicing Rights, with all such sales of Servicing Rights to be evidenced by the execution of an Acknowledgment Agreement (as defined herein) by Purchaser and Seller, and

         WHEREAS, Purchaser shall be obligated to service the Mortgage Loans in accordance with the terms and conditions of the Servicing Agreement.

         In consideration of the mutual promises, covenants, and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Servicing Agreement. In addition, the following terms as used in this Agreement shall have the meanings assigned to them below:

                  (a) Acknowledgment Agreement means the document, in the form of Exhibit B hereto, to be executed by the Seller and Purchaser on or prior to each Closing Date.

                  (b) Closing Date means, with respect to the Initial Mortgage Loans, August 3, 1999, or such later date or dates as are mutually agreed upon by the parties, and with respect to any pool of Additional Mortgage Loans, the date or dates set forth on the Acknowledgment Agreement.

                  (c) Current Servicer means Seller or any other servicer, sub-servicer, document custodian, owner, holder, originator or other Person who, as of the date of this Agreement, has possession of any document or information constituting a part of the Servicing File.

                  (d) Cut-off Date means the date on which the purchase price for the Servicing Rights associated with each Mortgage Loan listed on the Mortgage Loan Schedule is calculated by Purchaser and Seller. The Cut-off Date for the Initial Mortgage Loans shall be August 1, 1999, and the Cut-off Date with respect to any pool of Additional Mortgage Loans shall be that set forth on the related Acknowledgment Agreement.

                  (e) Mortgage Loan Schedule means the schedule of Mortgage Loans setting forth information with respect to such Mortgage Loans attached as Exhibit A hereto.

                  (f) Servicing Rights means any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans (other than prepayment penalties); (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder, (e) any interest on Escrow Payments allowed by law or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the, property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

                  (g) Transfer Date means the date on which the Purchaser shall receive the transfer of servicing responsibilities and begin to perform the servicing of the Mortgage Loans, and the Seller or its - designee shall cease all servicing responsibilities. The Transfer Date for the Initial Mortgage Loans shall be August 15, 1999, and the Transfer Date for any pool of Additional Mortgage Loans shall be the date set forth on the Acknowledgment Agreement.

         2. Effectuation of Purchase and Sale; Terms and Conditions of Servicing. Purchaser agrees to purchase from Seller, and Seller agrees to sell, transfer, assign and deliver to Purchaser, all of Seller's right, title and interest in and to the Servicing Rights with respect to the Mortgage Loans, it being understood that no endorsement of mortgage notes or assignments of mortgages shall be required in connection with this transfer. Such purchase and sale shall take place on each Closing Date, as evidenced by the execution and delivery of the Acknowledgement Agreement by the Seller and Purchaser (and, on the Closing Date for the Initial Mortgage Loans, the execution and delivery of this Agreement by the Seller and Purchaser), the execution by the Seller and Purchaser of all related closing documents as set forth in Section 2(a) through
(d) herein, and by the delivery of the Purchase Price by the Purchaser to the Seller. Purchaser shall assume responsibility for servicing the Mortgage Loans effective as of each related Transfer Date. Following such transfer of responsibility on the related Transfer Date, Purchaser shall be responsible for servicing the Mortgage Loans in accordance with, and the Servicing Rights shall in all respects be subject to, the terms and conditions of the Servicing Agreement, until such time that any Mortgage Loans are no. longer subject to the Servicing Agreement.

                  (a) On the Initial Closing Date, the Purchaser shall deliver to the Seller the following:

                           (1) A fully executed original of this Agreement;

                           (2) A fully executed original of the Servicing
                  Agreement and all documents required to be delivered thereunder;

                           (3) A fully executed original of an Acknowledgment
                  Agreement;

                           (4) The Purchase Price for the Servicing Rights
                  related to the Initial Mortgage Loans; and

                           (5) An opinion of counsel substantially in the form
                  of Exhibit D to the Servicing Agreement and an officer's certificate in the form of Exhibit E to the Servicing Agreement.

                  (b) On each Closing Date with respect to any Additional Mortgage Loans, the Purchaser shall deliver to the Seller the following:

                           (1) A fully executed original of the Acknowledgment
                  Agreement related to such Additional Mortgage Loans;

                           (2) The Purchase Price for the Servicing Rights
                  related to such Additional Mortgage Loans;

                  (c) On the Closing Date relating to the Initial Mortgage Loans, the Seller shall deliver to the Purchaser the following:

                           (1) A fully executed original of this Agreement;

                           (2) A fully executed original of an Acknowledgment
                  Agreement; and

                           (3) A fully executed original of the Servicing
                  Agreement and all documents required to be delivered thereunder.

                  (d) On the Closing Date for any Additional Mortgage Loans, the Purchaser shall deliver to the Seller a fully executed original of an Acknowledgement Agreement.

         3. Purchase Price.

                  (a) On each Closing Date, Purchaser shall pay to Seller an amount (the "Purchase Price") set forth on the related Acknowledgment Agreement in consideration for the Servicing Rights related to the Mortgage Loans.

                  (b) The Purchase Price shall be paid by Purchaser by wire transfer of immediately available funds to an account of Seller specified by Seller to Purchaser in writing on the related Closing Date.

         4. Seller's Covenants. Seller covenants and agrees with Purchaser to take the following actions, at Seller's own expense, it being understood by the parties hereto that the following actions may be undertaken by Seller's designee:

                  (a) Prior to each Transfer Date:

                           (1) Seller shall inform all hazard, flood,
                  earthquake, private mortgage and any other insurance companies and/or their agents providing insurance with respect to any related Mortgage Loan of the transfer and request a change in the loss payee mortgage endorsement clause to Purchaser's name. With respect to each related Mortgage Loan that is covered by a force placed insurance policy, Seller shall cause such policy to be canceled as of the related Transfer Date, and Purchaser shall cause such insurance to be provided by its force placed carrier as of such Transfer Date. On- each Transfer Date, Seller shall provide to Purchaser a list of all related Mortgage Loans covered by force placed insurance that will be canceled in connection with the transfer of the related Servicing Rights to Purchaser.

                           (2) Seller shall cause its designee to obtain
                  transferable life-of-loan real estate tax service contracts on all the related Mortgage Loans to the extent such contracts are not already in place, and shall assign and transfer all such contacts to Purchaser at no expense to Purchaser, provided that if Seller is unable, after using best efforts, to obtain such a contract, then Purchaser shall have the right to purchase such a contract at the Seller's cost; provided further that if Purchaser obtains a TransAmerica tax contract for a newly originated Mortgage Loan, the Purchaser shall be entitled to reimbursement from the Seller for no more than $50 for such contract on such Mortgage Loan.

                           (3) Seller shall, no later than fifteen (15) days
                  prior to the related Transfer Date, cause its Current Servicer to inform all Mortgagors of the change in servicer from Seller to Purchaser by written notice in accordance with applicable law; provided, however, the content and format of such letters shall have the prior approval of Purchaser. Seller shall promptly provide Purchaser with copies of all such notices.

                           (4) Upon reasonable prior request by Purchaser,
                  Seller shall permit review by Purchaser of Seller's servicing records and loan records on the premises of Seller during normal business hours.

                           (5) Seller shall cause its designee to pay all
                  private mortgage insurance premium , if any,, and all hazard, flood, earthquake and other insurance premiums for insurance covering any of the Mortgage Loans, and real estate taxes for which bills have been received prior to the Transfer Date on all Mortgage Loans with impound/escrow accounts, to the extent such premiums or taxes would be delinquent if unpaid within thirty (30) days after the Transfer Date. Seller will send to Purchaser, and Purchaser will pay, any bills received on or after the Transfer Date and any such bills received prior to the Transfer Date which Seller is not required to pay pursuant to this subparagraph.

                           (6) Available computer or like records reflecting the
                  status of payments, balances and other pertinent information on the Mortgage Loans as of the Transfer Date (such information shall include, but not be limited to, comprehensive tax and insurance information for each Mortgage Loan, identifying payee, payee address, next payment due date, next amount payable, policy number/parcel number). Such records shall include magnetic tapes reflecting all computer files maintained by Seller with respect to the Mortgage Loans, shall include hard copy trial balance reports and schedules if requested, and as reasonably required by Purchaser, to the extent reasonably feasible, shall be in a format and storage medium acceptable for conversion to Purchaser's servicing computer system, and shall be delivered no later than the Transfer Date.

                           (7) A hard copy of the mortgage loan file for each
                  Mortgage Loan (the "Loan File") consisting of all documents available to Seller with respect to such Mortgage Loan, including original credit files held by Seller, to be delivered on the related Transfer Date. In addition, upon Purchaser's reasonable request, Seller shall assist Purchaser in all reasonable respects in Purchaser's efforts to obtain any additional documents or information necessary to enable Purchaser to service the Mortgage Loans properly.

                           (8) Copies of all investor cut-off or accounting
                  reports submitted by Seller relating to the Mortgage Loans as of the related Transfer Date, including a trial balance and reports of collections, delinquencies, prepayments, curtailments, escrow payments, escrow balances, partial payments, partial payment balances and other like information on the Mortgage Loans.

                  (b) After each Transfer Date, Seller, at Seller's expense, shall furnish or cause the Current Servicer to furnish, the following to Purchaser:

                           (1) Within five (5) Business Days after the Transfer
                  Date, Seller will deliver to Purchaser reports setting forth all Mortgage Loan escrow/impound balances as of the Transfer Date, reporting all unposted payments and unearned fees which are deemed collected as of the Transfer Date, and including a reconciliation of such escrow/impound balances.

                           (2) Within five (5) Business Days after the Transfer
                  Date, to the extent Mortgage Loan histories are available, Seller will deliver to Purchaser Mortgage Loan histories in bulk or electronically.

                           (3) Seller shall deliver to Purchaser any
                  correspondence received by Seller relating to the Mortgage Loans after the Transfer Date, such as tax bills, insurance bills, borrower letters and the like. Such items shall be forwarded to Purchaser within five (5) Business Days following the day on which the correspondence is received by Seller. The correspondence shall be forwarded to Purchaser via overnight courier for the first thirty (30) days subsequent to the Transfer Date and via regular mail thereafter.

                           (4) Seller shall deliver to Purchaser any payments on
                  the Mortgage Loans received by Seller from the related Mortgagors for a period of seventy-five (75) days following the Transfer Date. Seller shall forward any such payment to Purchaser within two (2) Business Days after Seller's receipt thereof. Such payments shall be forwarded to Purchaser via overnight courier for the first thirty (30) days subsequent to the Transfer Date and via regular mail for the following thirty (30) days. Thereafter, Seller shall return to the related Mortgagors any payments on the Mortgage Loans received by Seller.

                           (5) Seller shall mail year-end statements reporting
                  interest income and interest expense . statements to all Mortgagors for the period from January 1, 1999 through the Transfer Date.

                  (c) Purchaser shall not be required to assume any representations and warranties made by Seller to any third party, or made to Seller by any entity that sold a Mortgage Loan to Seller, relating to the underwriting, origination or prior servicing of any of the Mortgage Loans.

         5. Purchaser's Covenants. Purchaser covenants and agrees with Seller to take the following actions:

                  (a) Loan Set-up on Purchaser's Servicing System. Promptly upon receipt of the information specified in Paragraph 4(a)(6), Purchaser shall enter into its servicing system all appropriate information concerning each of the Mortgage Loans as necessary to enable Purchaser to service the Mortgage Loans in accordance with the Servicing Agreement.

                  (b) Mortgager Notifications. No more than ten (10) calendar days after the related Transfer Date, Purchaser will send to the Mortgagors written notice of the transfer of servicing. Purchaser shall include in such notice all information that is required to be so included in order to comply with all applicable federal, state or local laws.

                  (c) Servicing Obligations. From and after the Transfer Date, Purchaser shall service the Mortgage Loans pursuant to, and in compliance with, the terms and conditions of the Servicing Agreement and the related mortgage note for as long as such Mortgage Loans are subject to the Servicing Agreement.

                  (d) Form 1098's and 1099's. Purchaser shall prepare and send, in accordance with the provisions of the Servicing Agreement, Internal Revenue Service Form 1098's and 1099's with respect to each of the Mortgage Loans which cover the period commencing with the Transfer Date.

                  (e) Establishment of Escrow Accounts. Purchaser shall establish and maintain all escrow accounts that are to be maintained in connection with the Mortgage Loans in accordance with the requirements set forth in the -Servicing Agreement. Purchaser shall fund the newly established escrow accounts for each Mortgage Loan on the basis of the escrow account balance information provided by Current Servicer for that Mortgage Loan pursuant to Paragraphs 4(a)(8) and 4(b)(1) above.

         6. Reimbursement of Advances. Within five (5) Business Days following the transfer and reconciliation of all funds held by Seller with respect to the Mortgage Loans on which the Servicing Rights are transfered to Purchaser, Purchaser will reimburse the Seller, or Seller's current servicer for any unreimbursed delinquency and servicing advances with respect to such Mortgage Loans that have been properly documented.

         7. Payment of Costs. Purchaser and Seller shall each be responsible for its own expenses in connection with the performance of its obligations under this Agreement, which include, but are not limited to, its legal and accounting fees and data processing related costs. Without limiting the generality of the foregoing, Purchaser shall pay (i) all shipping expenses for records and files required to be transferred to Purchaser hereunder and (ii) any third party or governmental transfer fees resulting from the servicing transfer.

         8. Seller's Indemnification; Repurchase.

                  (a) Seller agrees to indemnify and hold Purchaser harmless from and against any claims, demands, liabilities, losses, causes of action or expenses (including, without limitation, reasonable attorneys', fees) incurred by Purchaser that result from (i) any breach by Seller of any of its obligations or representations or warranties in this Agreement, (ii) any material errors or unlawful acts or omissions in connection with the origination of any Mortgage Loan or in connection with the servicing of any Mortgage Loan prior to the Transfer Date, or (iii) Purchaser's inability to service a Mortgage Loan properly to the extent such inability was due solely to the fact that Seller did not deliver to Purchaser one or more documents that were reasonably necessary to enable Purchaser to service such Mortgage Loan properly, or (iv) any fact is discovered that would constitute a breach of the Seller's representations and warranties in either Section 10(h) or 10(k) if the knowledge qualifier were not contained therein.

                  (b) If any fact is discovered that would constitute a material breach of the Seller's representations and warranties in either Section 10(h) or 10(k) if the knowledge qualifier were not contained therein, then the Seller, at the sole option of the Purchaser, shall repurchase the Servicing Rights of the related Mortgage Loan at the Purchase Price paid therefor. This obligation to repurchase such Servicing Rights shall be in addition to the Seller's obligation to provide indemnification under Section 8(a).

         9. Purchaser's Indemnification. Purchaser agrees to indemnify and hold Seller or Seller's designee harmless from and against any claims, demands, liabilities, losses, causes of action or expenses (including, without limitation, reasonable attorneys' fees) incurred by Seller which result from any breach by Purchaser of any of its obligations or representations in this Agreement or any third party claim or actions that were caused directly by or directly resulted from a breach of any of the Purchaser's representations and warranties contained in this Agreement or the Servicing Agreement or the failure of the Purchaser to perform its duties in accordance with the terms of the Servicing Agreement and Accepted Servicing Practices (as defined in the Servicing Agreement). Notwithstanding anything to the contrary set forth in this Agreement, Seller acknowledges and agrees that any obligation of the Purchaser to indemnify Seller shall not apply to the extent that such obligation arose solely out of the failure by Seller to provide Purchaser with the information that was reasonably and materially necessary to enable Purchaser to service the Mortgage Loans properly.

         10. Seller's Representations and Warranties. In addition to Seller's representations and warranties under the Servicing Agreement, and as an inducement to Purchaser to enter into this Agreement, Seller represents and wan-ants as follows as of the date hereof and as of each Closing Date and each Transfer Date:

                  (a) Seller is a duly organized and validly existing Delaware corporation in good standing under the laws of such state; and this Agreement has been duly and validly authorized by all necessary corporate action on the part of Seller, and is the valid and binding obligation of Seller; enforceable against Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, and other similar laws relating to creditors' rights generally and by general principles of equity.

                  (b) The execution, delivery and performance of this Agreement by Seller, Seller's compliance with the terms `hereof and consummation of the transactions, contemplated hereby will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under, its charter, bylaws, or any material agreement or other instrument to which Seller is a party or by which it or any material portion of its property is bound, or any federal, state or local statute, regulation or ordinance applicable to Seller, or any order of any federal or state court or regulatory agency applicable to Seller.

                  (c) The execution, delivery and performance of this Agreement by Seller will not result in any violation of any material contract, instrument or undertaking of Seller or one to which Seller is a party or by which Seller is bound.

                  (d) Seller is the owner of and has good and marketable title to the Servicing Rights and assigns those Servicing Rights to Purchaser on the Closing Dates free and clear of all liens of any kind, and is not contractually obligated to sell the Servicing Rights to any party other than Purchaser.

                  (e) No finder's fees, commissions or other similar payments are or will be required to be paid to any person or entity on account of the transactions contemplated by this Agreement.

                  (f) Seller knows of no litigation, claim, proceeding or governmental investigation pending or threatened against Seller, which, in the opinion of Seller, may materially and adversely affect Seller's ability to perform its obligations hereunder or under the Servicing Agreement.

                  (g) No other authorization or approval of the transfer of servicing of the Mortgage Loans, other than Seller's agreement herein, shall be necessary.

                  (h) To the best of Seller's knowledge, each Mortgage Loan has been originated and serviced in compliance with all applicable federal, state and local laws and regulations and consistent with the requirements of the Servicing Agreement and the terms of the Mortgage Loans.

                  (i) All representations and warranties made by, the Seller in the Servicing Agreement are true and correct in all material respects.

                  (j) All information provided to Purchaser by Seller in connection with the sale and transfer of the Servicing Rights to the Purchaser is true and correct in all material respects.

                  (k) To the best of Seller's knowledge, all data received by Purchaser from Seller, whether in an electronic, magnetic or other machine readable form, which is used or processed by a computer, computer hardware or infrastructure, software or computer network, shall be provided in a Year 2000 Compliant Format. For the purposes of this Agreement "Year 2000 Compliant Format" means that all data is correctly formatted so that all date-related arithmetic and logical operations including operations which cross the century boundary will be correctly read, used or processed, sorted in correct chronological order, and correctly addresses leap years including, without limitation the year 2000, as a "leap year."

         11. Purchaser's Representations and Warranties. In addition to Purchaser's representations and warranties under the Servicing Agreement, and as an inducement to Seller to enter into this Agreement, Purchaser represents and warrants as follows, as of the date hereof, as of each Closing Date and each Transfer Date:

                  (a) Purchaser is duly organized, validly existing and in good standing as a federally chartered savings bank, and this Agreement has been duly and validly authorized by all necessary action on the part of Purchaser, and is the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, and other similar laws relating to creditors' rights generally and by general principles of equity.

                  (b) The execution, delivery and performance of this Agreement by Purchaser, Purchaser's compliance with the terms hereof and consummation of the transactions contemplated hereby will not violate, conflict with, result in a breach of, constitute a default under, be prohibited by or require any additional approval under, its charter, bylaws, or any material agreement or other instrument to which Purchaser is a party or by which it or any material portion of its property is bound, or any federal, state or local statute, regulation or ordinance applicable to Purchaser, or any order of any federal or state court or regulatory agency applicable to Purchaser.

                  (c) Purchaser satisfies all of the criteria specified in the Servicing Agreement for eligibility as a servicer and is fully capable of servicing all of the Mortgage Loans in accordance with the requirements of the Servicing Agreement.

                  (d) Purchaser has received all federal, state and local governmental and regulatory licenses, permits and other authorizations required in order for it to service the Mortgage Loans in accordance with the Servicing Agreement

                  (e) No finder's fees, commissions or other similar payments are or will be required to be paid to any person or entity on account of the transactions contemplated by this Agreement.

                  (f) Purchaser knows of no litigation, claim proceeding or governmental investigation pending or threatened against Purchaser, which, in the opinion of Purchaser, may materially and adversely affect Purchaser's ability to perform its obligations hereunder or under the agreements or instruments required by this Agreement to be executed by Purchaser.

         12. Miscellaneous.

                  (a) Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall together constitute but one and the same instrument.

                  (b) Headings. The headings used throughout this Agreement are inserted as a matter of convenience only and in no way define or limit the scope or intent of the provision which follows the heading or any other provision of this Agreement.

                  (c) Confidentiality. Seller and Purchaser agree not to disclose to any third party any non-public information provided to it by the other party in the course of performance under this Agreement, except as such disclosure may be required by law.

                  (d) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto only. There shall be no third party beneficiaries hereof, unless the parties hereto mutually agree to assign or transfer their respective rights under this Agreement.

         13. No Solicitation of Borrowers. For as long as Purchaser services any of the Mortgage Loans hereunder, Seller and Purchaser, covenant that it will not, and that it will ensure that its affiliates and agents will not, directly solicit or provide information for any other party to solicit for prepayment or refinancing of any of the Mortgage Loans by the related Mortgagors. It is understood that promotions undertaken by Seller or Purchaser which are directed to the general public at large (such as, for example, newspaper advertisements and radio or television advertisements) shall not constitute solicitation as that term is used in this paragraph.

         14. Severability. In the event any provision of this Agreement is inconsistent with or in violation of any applicable state or federal law, the parties agree that such provision shall be of no force or effect and that this Agreement shall continue as though said contrary provision was deleted from this Agreement.

         15. Notices. Any notice, demand, or communication which either party desires or is required to give the other party in connection with this Agreement shall be in writing and shall be either served personally or sent by telecopier or prepaid first class United States mail or by overnight courier, addressed to the applicable parties as follows:

                  "Seller"          Lehman Capital, A Division of
                                    Lehman Brothers Holdings, Inc.
                                    3 World Financial Center, 8th Floor
                                    200 Vesey Street
                                    New York, New York 10285-0800
                                    Attention: Manager, Contract Finance
                                    Telephone Number: (212) 526-5837
                                    Telecopier Number: (212) 526-6154

                  "Purchaser"       Ocwen Federal Bank FSB
                                    1675 Palm Beach Lakes Blvd.
                                    Suite 1002
                                    West Palm Beach, FL 33401
                                    Attention: Secretary
                                    Telephone Number: (561) 682-8157
                                    Telecopier Number: (561) 682-8177

         16. Amendments. No addendum, supplement, modification or amendment of this Agreement shall be binding unless executed in writing by the parties hereto.

         17. Entire Agreement. This Agreement, including all documents and Exhibits incorporated by reference herein, constitutes the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Agreement.

         18. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

         19. WAIVER OF TRIAL BY JURY. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO1WS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

         20. Limitation of Damages. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, THE PARTIES AGREE THAT NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY SPECIAL OR PUNITIVE DAMAGES WHATSOEVER, WHETHER IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT LIABILITY) OR ANY OTHER LEGAL OR EQUITABLE PRINCIPLE.

         IN WITNESS WHEREOF, the parties have caused these presents to be executed by their proper corporate officers this the day and year first above written.

                                          "Purchaser"

                                          OCWEN FEDERAL BANK FSB

                                          By:   /s/ Richard C.F. Spencer
                                               ---------------------------------
                                          Name:  Richard C.F. Spencer
                                          Title::   Senior Vice President



                                          "Seller"

                                          LEHMAN CAPITAL, A DIVISION OF LEHMAN
                                          BROTHERS HOLDINGS INC.

                                          By:  /s/ Jack E. Desens
                                              ----------------------------------
                                          Name:  Jack E. Desens
                                          Title:   Senior Vice President

                                    EXHIBIT A

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT B

                            ACKNOWLEDGMENT AGREEMENT

         On this ___ day of _______________, 19__, Lehman Capital, A Division of Lehman Brothers Holdings Inc. (the "Seller") as the Owner under that certain Servicing Agreement dated as of August 1, 1999, (the "Agreement"), does hereby transfer to Ocwen Federal Bank FSB (the "Purchaser") as Servicer under the Agreement, the Servicing Rights and servicing responsibilities related to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto (the "Related Mortgage Loans") in exchange for the Purchase Price. The Purchase Price shall equal:



         The Purchaser hereby accepts the Servicing Rights and servicing responsibilities transferred hereby and on the date hereof assumes all servicing responsibilities related to the Related Mortgage Loans all in accordance with the Agreement. The contents of each Servicing File required to be delivered to service the Mortgage Loans pursuant to the Agreement have been or shall be delivered to the Purchaser by the Seller in accordance with the terms of the Agreement.

         With respect to the Related Mortgage Loans, the Cut-off Date is ___________, the Closing Date is __________, and the Transfer Date is ________. The following fees shall apply to the Related Loans:

         Servicing Fee:

         Setup Fee:

         All other terms and conditions of this transaction shall be governed by the Agreement Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement This Acknowledgment Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                            SELLER:

                                            LEHMAN CAPITAL, A DIVISION OF
                                            LEHMAN BROTHERS HOLDINGS INC.

                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------


                                            PURCHASER:

                                            OCWEN FEDERAL BANK FSB

                                            By:
                                               ---------------------------------

                                            Name:
                                                 -------------------------------

                                            Title:
                                                  ------------------------------

                                                                       EXECUTION

                        RECONSTITUTED SERVICING AGREEMENT


         THIS RECONSTITUTED SERVICING AGREEMENT (this "Agreement"), entered into as of the 1st day of October, 2001, by and between LEHMAN CAPITAL, A DIVISION OF LEHMAN BROTHERS HOLDINGS INC., a Delaware corporation ("Lehman Capital"), LEHMAN BROTHERS BANK, FSB, a federal savings bank (the "Bank") (Lehman Capital and the Bank shall collectively be referred to herein as the "Seller"), OCWEN FEDERAL BANK FSB, a federal savings bank (the "Servicer"), and WellS Fargo Bank Minnesota, National Association, as master servicer (the "Master Servicer"), and acknowledged by Bank One, National Association, as trustee (the "Trustee"), recites and provides as follows:

                                    RECITALS

         WHEREAS, the Bank has conveyed certain mortgage loans as identified on
Schedule I hereto (the "Schedule I Mortgage Loans") and Lehman Capital has conveyed certain mortgage loans as identified on Schedule II hereto (the "Schedule II Mortgage Loans") (the Schedule I Mortgage Loans and the Schedule II Mortgage Loans as identified on the Mortgage Loan Schedule attached as Schedule III hereto collectively referred to herein as the "Mortgage Loans") to Structured Asset Securities Corporation, a Delaware special purpose corporation ("SASCO"), which in turn has conveyed the Mortgage Loans to the Trustee pursuant to a trust agreement dated as of October 1, 2001 (the "Trust Agreement"), among the Trustee, the Master Servicer SASCO, as depositor, and The Murrayhill Company, as loss mitigation advisor (the "Loss Mitigation Advisor") under a Loss Mitigation Advisory Agreement dated as of October 1, 2001 between the Loss Mitigation Advisor and the Servicer (the "Loss Mitigation Advisory Agreement");

         WHEREAS, multiple classes of certificates (the "Certificates") will be issued on the Closing Date pursuant to the Trust Agreement, including the Class P Certificate and the Class X Certificate, and Lehman Brothers Inc. or a nominee thereof is expected to be the initial registered holder of the Class P Certificate and the Class X Certificate;

         WHEREAS, subsequent to the Closing Date, Lehman Brothers Inc. intends to convey all of its rights, title and interest in and to the Class P and Class X Certificates and the payments and all other proceeds received thereunder to an owner trust in which it will hold the sole equity interest, which trust will issue net interest margin securities (the "NIM Securities") through an indenture trust, which NIM Securities will be secured, in part, by the payments on such NIM Securities (the "NIMS Transaction");

         WHEREAS, one or more insurers (collectively, the "NIMS Insurer") will each issue insurance policies guaranteeing certain payments under the NIM Securities to be issued in the NIMS Transaction;

         WHEREAS, in the event that there are two or more NIMS Insurers, it is intended that the rights provided to the NIMS Insurer hereunder will be allocated among two or more individual insurers that issue insurance policies in connection with the NIMS Transaction pursuant to a NIMS Insurance Agreement among such insurers and the parties hereto;

         WHEREAS, certain of the Mortgage Loans are being serviced by the Servicer for the Bank pursuant to the Residential Flow Servicing Agreement, dated September 1, 2001, between the Servicer and the Bank, as "Owner" (for Performing and Non-Performing Residential Mortgage Loans and REO Properties) (the "Bank Flow Agreement");

         WHEREAS, certain of the Mortgage Loans are currently being serviced by the Servicer for Lehman Capital pursuant to the Residential Flow Servicing and Sale of Servicing Rights Agreement, dated August 1, 1999, between the Servicer, AMRESCO Residential Mortgage Corporation and Finance America, LLC (the "Finance America Agreement", which agreement was assigned to Lehman Capital) and other Mortgage Loans are currently being serviced under the Lehman Capital Flow Agreement described below;

         WHEREAS, in order to facilitate this reconstitution, each Seller (with respect to its related Mortgage Loans) and the Servicer desire to transfer the servicing of the aforementioned Mortgage Loans currently being serviced under the Finance America Agreement and the Bank Flow Agreement to the Residential Flow Servicing Agreement, dated August 1, 1999, between the Servicer and Lehman Capital (for Performing and Non-Performing Residential Mortgage Loans and REO Properties) (the "Lehman Capital Flow Agreement") (attached as Exhibit C hereto) so as to consolidate the servicing of all of the Mortgage Loans thereunder solely for purposes of this reconstitution;

         WHEREAS, the Bank Flow Agreement, the Finance America Agreement and the Lehman Capital Flow Agreement, collectively when reconstituted, shall be referred to herein as the "Servicing Agreement;"

         WHEREAS, each Seller (with respect to its related Mortgage Loans) desires that the Servicer continue to service the Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Master Servicer and each Seller (with respect to its related Mortgage Loans) to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein;

         WHEREAS, each Seller (with respect to its related Mortgage Loans) and the Servicer agree that the provisions of the Servicing Agreement shall apply to the Mortgage Loans, but only to the extent provided herein and that this Agreement shall constitute a Reconstitution Agreement (as defined in the Servicing Agreement) which shall govern the Mortgage Loans for so long as such Mortgage Loans remain subject to the provisions of the Trust Agreement;

         WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Mortgage Loans on behalf of the Trustee, and shall have the right to terminate the rights and obligations of the Servicer upon the occurrence and continuance of a Servicer Event of Default under this Agreement;

         WHEREAS, each Seller (with respect to its related Mortgage Loans) and the Servicer intend that the NIMS Insurer and the Trustee each be an intended third party beneficiary of this Agreement, provided that the rights extended to the NIMS Insurer pursuant to this Agreement shall exist only so long as the NIM Securities issued pursuant to the NIMS Transaction remain outstanding or the NIMS Insurer is owed amounts in respect of its guaranty of payment on such NIM Securities;

         NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Seller (with respect to its related Mortgage Loans), the Master Servicer and the Servicer hereby agree as follows:

                                    AGREEMENT

         1. Definitions. Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the Agreement incorporated by reference herein, shall have the meanings (regardless if such terms are defined in the Servicing Agreement, except for the term "Collection Account") ascribed to such terms in the Trust Agreement attached as Exhibit B hereto.

         2. Merger. For administrative convenience, each Seller (with respect to its related Mortgage Loans) and the Servicer hereby agree that the servicing of those Mortgage Loans currently being serviced under the Finance America Agreement and the Bank Flow Agreement shall be deemed transferred for servicing under the Lehman Capital Flow Agreement as reconstituted by this Agreement.

         3. Servicing. The Servicer agrees, with respect to the Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the Servicing Agreement, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the Servicing Agreement, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

         4. Master Servicing; Termination of Servicer. The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Mortgage Loans in accordance with the provisions of this Agreement. The Master Servicer, acting on behalf of the Trustee and the trust fund created pursuant to the Trust Agreement (the "Trust Fund"), shall have the same rights as each Seller (with respect to its related Mortgage Loans) under the Servicing Agreement to enforce the obligations of the Servicer under the Servicing Agreement and the term "Owner" as used in the Servicing Agreement in connection with any rights of the Owner shall refer to the Master Servicer except as otherwise specified in Exhibit A hereto. The Master Servicer shall be entitled to terminate, and at the direction of the NIMS Insurer shall terminate, the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in a Servicer Event of Default, as provided in Article IX of the Servicing Agreement. Notwithstanding anything herein to the contrary, in no event shall the Master Servicer be required to assume any of the obligations of either Seller (with respect to its related Mortgage Loans) hereunder or under the Servicing Agreement, and in connection with the performance of the Master Servicer's duties hereunder the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

         5. No Representations. Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Mortgage Loans in connection with the transactions contemplated by the Trust Agreement and issuance of the Certificates issued pursuant thereto.

         6. Notices. All notices, consents, certificates or reports (collectively "written information") required to be delivered hereunder between or among the parties hereto (including any third party beneficiary thereof) shall be in writing, may be in the form of facsimile or electronic transmission, and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice. Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

         All written information required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

           Wells Fargo Bank Minnesota,
             National Association
           11000 Broken Land Parkway
           Columbia, Maryland  21044
           Attention:  Master Servicing
           Department ARC 2001-BC6
           Telephone:  (410) 884-2000
           Facsimile:   (410) 884-2360

         All remittances required to be made to the Master Servicer under this Agreement shall be made on a scheduled/scheduled basis to the following wire account:

           Wells Fargo Bank Minnesota
             National Association
           Minneapolis, Minnesota
           ABA#:  091-000-019
           Account Name:  Corporate Trust Clearing
           Account Number:  3970771416
           For further credit to: Collection Account No. 11806700 (ARC 2001-BC6)

         All written information required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

           Bank One, National Association
           1 Bank One Plaza
           Mail Suite IL1-0126
           Chicago, Illinois  60670
           Attention:  Global Corporate Trust Services
           Telephone:  (312) 526-7000
           Facsimile:  (312) 526-7209

         All written information required to be delivered to either Seller (with respect to its related Mortgage Loans) hereunder shall be delivered to either the Bank or Lehman Capital at the following addresses:

           Lehman Capital, a Division of Lehman
             Brothers Holdings Inc.
           101 Hudson Street
           Jersey City, New Jersey  07302
           Attention:  Manager, Contract Finance (ARC 2001-BC6)
           Telephone:  (201) 524-2437
           Facsimile:  (201) 524-5153

           Lehman Brothers Bank, FSB
           39 West 13th Street, 3rd Floor
           New York, New York 10011
           Attention:  Contract Finance - Leslee Gelber
           Telephone:   (212) 884-6292
           Telecopier:  (212) 884-6450


         All written information required to be delivered to the Servicer shall be delivered to the Servicer at the following address:
            Ocwen Federal Bank FSB
            The Forum, Suite 1002
            1675 Palm Beach Lakes Boulevard
            West Palm Beach, Florida 33401
            Attention:  Secretary
            Telephone:  (561) 682-8945
            Facsimile:  (561) 682-8177

         All written information required to be delivered to the NIMS Insurer shall be delivered to the NIMS Insurer at the address specified in the Trust Agreement a copy of which is attached as Exhibit D hereto.

         7. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, NOTWITHSTANDING NEW YORK OR OTHER CHOICE OF LAW RULES TO THE CONTRARY.

         8. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

         9. Reconstitution. Each Seller (with respect to its related Mortgage Loans) and the Servicer agree that this Agreement is a "Reconstitution Agreement" and that the date hereof is the "Reconstitution Date", each as defined in the Bank Flow Agreement, the Lehman Capital Flow Agreement and the Finance America Agreement.

         Executed as of the day and year first above written.

                                            LEHMAN BROTHERS BANK, FSB,
                                            as Seller


                                            By:  /s/ Gary Taylor
                                                -------------------------------
                                                Name: Gary Taylor
                                                Title:   Vice President


                                            LEHMAN CAPITAL, A DIVISION OF
                                            LEHMAN BROTHERS HOLDINGS INC.,
                                            as Seller


                                            By:  /s/ Stanley Labanowski
                                                -------------------------------
                                               Name: Stanley Labanowski
                                               Title:   Authorized Signatory


                                            OCWEN FEDERAL BANK FSB
                                            as Servicer


                                            By:  /s/ Richard Delgado
                                                -------------------------------
                                                Name: Richard Delgado
                                                Title:   Vice President


                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION,
                                            as Master Servicer


                                            By: /s/ Amy Doyle
                                                -------------------------------
                                                Name: Amy Doyle
                                                Title: Assistant Vice President


Acknowledged By:

BANK ONE, NATIONAL ASSOCIATION,
as Trustee


By: /s/ Ruth H. Fussell
    ----------------------------------------
    Name: Ruth H. Fussell
    Title:   Vice President

                                    EXHIBIT A

                  Modifications to the Flow Servicing Agreement


1. Unless otherwise specified herein, any provisions of the Flow Servicing Agreement, including definitions, relating to (i) representations and warranties of the Owner, (ii) Agency Transfers, Pass-Through Transfers, whole loan transfers, reconstitution and securitization, (iii) the sale and purchase of the Mortgage Loans and Setup Expenses, (iv) Transfer Dates, (v) Non-Performing Loans, and (vi) Preliminary Servicing Period, shall be disregarded. The exhibits to the Servicing Agreement and all references to such exhibits shall also be disregarded.

2. For reporting purposes, a Mortgage Loan is "delinquent" when any payment contractually due thereon has not been made by the close of business on the due date therefor. Such Mortgage Loan is "30 days Delinquent" if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was first due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for "60 days Delinquent" and the second immediately succeeding month and "90 days Delinquent" and the third immediately succeeding month.

3. The definition of "Accepted Servicing Practices" is hereby deleted and replaced by the following:

                  With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

4. The definition of "Ancillary Income" in Article I is hereby amended by adding the words "as additional compensation" to the end of the last sentence.

5. A new definition of "Adverse REMIC Event" is hereby added to Article I to read as follows:

                  "Adverse REMIC Event": As defined in Article X of the Trust Agreement.

6. The definition of Business Day in Article I is hereby amended by adding ", Illinois, Minnesota, Florida, New Jersey or Maryland" immediately following the word "New York" in the definition thereof.

7. The definition of "Collection Account" in Article I is hereby amended by deleting the words "in trust for Lehman Capital, a Division of Lehman Brothers Holdings Inc. and its successors and assigns" and substituting the following words: "Ocwen Federal Bank, FSB, in trust for the Trustee for the ARC 2001-BC6 Trust."

8. The definition of "Collection Period" in Article I is hereby amended in its entirety to read as follows:

                  "Collection Period" means with respect to each Distribution Date, the period commencing on the second day of the month immediately preceding the month of the related Distribution Date and ending on the first day of the month of such Distribution Date.

9. The definition of "Current Servicer" in Article I shall be deleted in its entirety.

10. A new definition of "Custodial Agreement" is added to Article I immediately following the definition of "Current Servicer" to read as follows:

                  "Custodial Agreement" means each of the individual custodial agreements between a Custodian and Bank One, National Association, as trustee, relating to the custody of the Mortgage Files for the Mortgage Loans.

11. The definition of "Custodian" in Article I is hereby amended in its entirety to read as follows:

                  "Custodian" means each of Bankers Trust Company of California, N.A., US Bank Trust National Association, The Chase Manhattan Bank (formerly known as Chase Bank of Texas, N.A.) and LaSalle National Bank, N.A. or any successor custodian appointed pursuant to the related Custodial Agreement.

12. The definition of "Determination Date" in Article I is hereby amended in its entirety to read as follows:

                  "Determination Date" means, with respect to each Distribution Date, the 15th day of the month in which such Distribution Date occurs, or, if such day is not a Business Day, the next succeeding Business Day.

13. The definition of "Distribution Date" in Article I is hereby amended in its entirety to read as follows:

                  "Distribution Date" means the 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month.

14. A new definition of "Distressed Mortgage Loan" is added to Article I immediately following the definition of "Distribution Date" to read as follows:

                  "Distressed Mortgage Loan" means as of any Determination Date, any Mortgage Loan that is delinquent in payment for a period of 90 days or more, without giving effect to any grace period permitted by the related Mortgage Note, or for which the Servicer or Trustee has accepted a deed in lieu of foreclosure.

15. The definition of "Eligible Account" in Article I is hereby amended in its entirety to read as follows:

                  "Eligible Account" means a segregated account maintained by either (i) a depository institution the accounts of which are insured by the FDIC and the short-term debt obligations of which (or in the case of a depository institution that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1" or better by S&P or "Prime-1" or better by Moody's (or an equivalent rating or higher, if another rating agency is specified by the Master Servicer by written notice to the Servicer and the NIMS Insurer) or (ii) the corporate trust department of any bank the debt obligations of which are rated at least AA or its equivalent by either of S&P or Moody's.

16. The definition of "Escrow Accounts" in Article I is hereby amended by deleting the words "for Lehman Capital, a Division of Lehman Brothers Holdings Inc. and its successors and assigns, and various mortgagors" and replacing them with the following words: "for the Trustee for the ARC 2001-BC6 Trust and various mortgagors".

17. The definition of "Fitch" in Article I is hereby amended to read as follows:

                  "Fitch" means Fitch, Inc. and its successors and assigns.

18. A new definition of "Monthly Advance" is added to Article I immediately following the definition of "Missing Document Report" to read as follows:

                  "Monthly Advance" means with respect to each Distribution Date and each Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan, and that was delinquent at the close of business on the first day of the month in which such Distribution Date occurs, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan. To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer (and a copy of which shall be provided by the Servicer to the NIMS Insurer) setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination, which shall include a copy of any broker's price opinion and any other information or reports obtained by the Servicer which may support such determination.

19. The definition of "Mortgage Insurance" in Article I is hereby amended and restated in its entirety to read as follows:

                  "Mortgage Insurance" means any mortgage insurance, including any PMI Policy, or guaranty relating to a Mortgage Loan issued by a Mortgage Insurer.

20. The definition of "Non-Recoverable Advance" in Article I is hereby amended by replacing the reference to "Section 2.3(b)" with "Section 2.3(c)".

21. The definition of "Opinion of Counsel" is hereby amended and restated as follows:

                  "Opinion of Counsel" A written opinion of counsel, who may be an employee of the Servicer, that is reasonably acceptable to the Trustee, the Master Servicer and the NIMS Insurer, provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel reasonably acceptable to the Trustee, the Master Servicer, and the NIMS Insurer, who (i) is in fact independent of the Seller, the Servicer and any Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Seller, the Servicer or any Master Servicer of the Mortgage Loans or in an affiliate of any such entity and (iii) is not connected with the Seller, the Servicer or any Master Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

22. A new definition of "PMI Policy" is added to Article I to immediately follow the definitions of "Person" and to read as follows:

                  "PMI Policy" means a policy of primary mortgage guaranty insurance issued by a Qualified Insurer as required by this Agreement or the Trust Agreement with respect to a Mortgage Loan.

23. New definitions of "Prepayment Charge" and "Prepayment Charge Schedule" are added to Article I to immediately precede the definition of "Prepayment Interest Shortfall Amount" and to read as follows:

                  "Prepayment Charge" means with respect to any Mortgage Loan and Distribution Date, the charges or premiums, if any, exclusive of any servicing charges collected by the Servicer in connection with a Mortgage Loan payoff, due in connection with a full or partial prepayment of such Mortgage Loan during the immediately preceding Collection Period in accordance with the terms thereof (other than any Servicer Prepayment Charge Payment Amount).

                  "Prepayment Charge Schedule" means a data field in the Schedule of Mortgage Loans attached as Schedule I hereto which indicates the amount of the Prepayment Charge and the period during which such Prepayment Charge is imposed with respect to a Mortgage Loan.

24. The definition of "Prepayment Interest Shortfall Amount" in Article I is hereby amended by inserting the words (i) "voluntary (not including discounted payoffs)" between the words "a" and "principal" in the second line thereof, (ii) "or in part" between the words "full" and "during" in the second line thereof and (iii) "for Prepayments in full only" at the end of the parenthetical.

         A new definition of "Prepayment Period" is added to Article I immediately following the definition of "Prepayment Interest Shortfall" to read as follows:

                  With respect to each Distribution Date and any full or partial Principal Prepayments, the calendar month immediately preceding the month of such Distribution Date.

25. A new definition of "Prime Rate" is added to Article I immediately following the definition of "Prepayment Interest Shortfall Amount" to read as follows:

                  "Prime Rate" means the prime rate published from time to time, as published as the average rate in The Wall Street Journal Northeast Edition.

26. A new definition of "Purchase Price" is added to Article I immediately following the definition of "Property Protection Expenses" to read as follows:

                  "Purchase Price". With respect to any Mortgage Loan or REO Property to be purchased by the NIMS Insurer pursuant to
                  Section 6.10, an amount equal to the sum of (i) 100% of the principal balance thereof as of the date of purchase, (ii) accrued interest on such principal balance at the applicable mortgage interest rate in effect from time to time to the due date as to which interest was last covered by a payment by the Obligor or a Monthly Advance by the Servicer or Master Servicer and (iii) any unreimbursed Servicing Advances, Monthly Advances and any unpaid Servicing Fees allocable to such Distressed Mortgage Loan.

27. The definition of "Property Protection Expenses" in Article I is hereby amended by adding the word "reasonable" at the beginning of clauses (h) and (i).

28. A new definition of "Qualified Insurer" is added to Article I to immediately follow the definition of "Property Protection Expenses" to read as follows:

                  "Qualified Insurer" means a mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FHLMC and FNMA.

29. The definition of "REO Property" in Article I is hereby amended by replacing the word "Owner" with "the Trustee on behalf of the Trust Fund".

30. The definition of "Servicing Advances" in Article I is hereby amended in its entirety to read as follows:

                  "Servicing Advances" means all customary, reasonable and necessary "out-of-pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred by the Servicer in the performance by the Servicer of its servicing obligations hereunder, including, but not limited to, (a) Property Protection Expenses, Escrow Payments, and Property Improvement Expenses, and (b) any enforcement or administrative or judicial proceedings, including foreclosures.

31. The definition of "Servicing Fee" in Article I is hereby amended in its entirety to read as follows:

                  "Servicing Fee" means an amount equal to one-twelfth the product of (a) a rate per annum equal to 0.50% and (b) the outstanding principal balance of the Mortgage Loan. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds) of such Monthly Payment collected by the Servicer or as otherwise provided under this Agreement. In the event servicing is transferred to a successor servicer, clause
                  (a) of the Servicing Fee may not exceed 0.50% per annum.

32. The definition of "Servicing File" in Article I is hereby replaced with the following:

                  "Servicing File" means with respect to each Loan, the file retained by the Servicer.

33. The parties hereto acknowledge that Section 2.1 (Transfer of Servicing Files to Servicer) of the Servicing Agreement shall be inapplicable to this Agreement.

34. A new definition of "Servicer Prepayment Charge Payment Amount" is added to Article I immediately after the definition of "Servicing File" to read as follows:

                  "Servicer Prepayment Charge Payment Amount" means any amounts paid by the Servicer as a result of an impermissible waiver of a Prepayment Charge pursuant to this Agreement.

35. The parties hereto acknowledge that the provisions of Section 2.2 (Release of Loan Documents) are superceded by the provisions of the various Custodial Agreements.

36. Section 2.3(a) is hereby amended by replacing the word "Owner" in the first, second and eighteenth lines thereof with the words "Trustee and the Trust Fund"; by adding "if the accounts of the Servicer are FDIC insured" after the first use of the word "Servicer" in the seventh line thereof; and by inserting the following words at the end of clause
         (b)(i) of such section: "and amounts paid by the Servicer or any other person in respect thereof shall be deposited in the Collection Account on the Distribution Date immediately following the Prepayment Period in which such payoffs, installments, Prepayment Charges (or any amounts paid by the Servicer or any person in respect thereof) were received or incurred."

37. The second paragraph of Section 2.3(f) is hereby amended and restated in its entirety to read as follows:

                  "Subject to the preceding paragraph, Servicer shall keep in force during the term of this Agreement a fidelity bond and a policy or policies of insurance covering errors and omissions in the performance of Servicer's obligations under this Agreement. Such fidelity bond and policy or policies shall be maintained with recognized insurers and shall be in such form and amount as would permit the Servicer to be qualified as a FNMA or FHLMC seller servicer and shall by its terms not be cancelable without thirty days' prior written notice to the Trustee, the Master Servicer and the NIMS Insurer. The Servicer shall be deemed to have complied with this provision if an affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. On an annual basis, the Servicer shall furnish to the Trustee, the Master Servicer and the NIMS Insurer a copy of each such bond and insurance policy (or, in lieu thereof, a certificate of fidelity bond coverage) if such entity so requests."

38. Section 2.3(b) is hereby amended by (i) adding the words ", Mortgage Insurance policies" immediately after the words "Flood Insurance policies" in clause (iv) thereof and (ii) by deleting the word "and" at the end of clause (iv), deleting the period at the end of clause (v) and replacing it with a semi-colon followed by the word "and", and by adding a new clause (vi) to read as follows:

                  (vi) any Prepayment Interest Shortfall Amount.

39. Section 2.3(e) is hereby amended by replacing the reference to "Owner" in the third line thereof with "Trustee and Trust Fund".

40. Section 2.3(i) is hereby amended by adding ", the Trustee" after the word "Obligor" in the second line thereof.

41. Section 2.5 (Servicing Compensation) is hereby amended by deleting the first two sentences thereof and by replacing the final sentence with the following:

                  In the event that the Servicer deposits into the Collection Account any Ancillary Income, the Servicer may withdraw such amount pursuant to Section 6.2(c).

42.      Section 3.1 (Default Management Responsibilities) is hereby amended by
         (a) replacing the references to "Owner" with "Trustee and Trust Fund" in each instance, and by adding as the last sentence thereof the following:

                           "Notwithstanding anything to the contrary in this
                  Agreement, the Servicer shall not, (except in the case where a default by the related Mortgagor has occurred or is, in the reasonable judgment of the Servicer, imminent), knowingly permit any modification, waiver or amendment of any material term of any Mortgage Loan (including but not limited to the interest rate, the principal balance, the amortization schedule, or any other term affecting the amount or timing of payments on the Mortgage Loan or the collateral therefor) unless the Servicer shall have provided to the Master Servicer, the NIMS Insurer and the Trustee an Opinion of Counsel in writing to the effect that such modification, waiver or amendment would not cause an Adverse REMIC Event. The cost of such Opinion of Counsel shall be reimbursable pursuant to Section 6.2(d)." The Servicer shall notify the Loss Mitigation Advisor of any modification made to a Mortgage Loan if the result of such modification is to increase the current loan-to-value ratio in excess of 100%."

         and (b) adding the following paragraph as the second paragraph thereof:

                  The Servicer or any designee of the Servicer shall not waive any Prepayment Charge or fee with respect to any Mortgage Loan which contains a Prepayment Charge and which prepays during the term of the penalty. If the Servicer or its designee fails to collect the Prepayment Charge upon any prepayment of any Mortgage Loan which contains a Prepayment Charge, the Servicer shall pay to the Trust Fund at such time by means of a deposit into the Collection Account an amount equal to the Prepayment Charge which was not collected; provided, however, the Servicer shall not have any obligation to pay the amount of any uncollected Prepayment Charge under this Section 3.1 if the failure to collect such amount is the result of inaccurate or incomplete information on the Prepayment Charge Schedule provided by Lehman Capital or Lehman Brothers Bank, FSB (with respect to its related Mortgage Loans) and which is included as part of the Schedule of Mortgage Loans at Schedule 1-A and
                  Schedule 1-B attached hereto. Notwithstanding the above, the Servicer or its designee may waive a Prepayment Charge without remitting the amount of the foregone Prepayment Charge to the Collection Account if (i) such waiver relates to a prepayment which is not a result of a refinancing by the Servicer or any of its affiliates and (ii) the Mortgage Loan is in default or foreseeable default and such waiver (a) is standard and customary in servicing similar mortgage loans to the Mortgage Loans and (b) would, in the reasonable judgment of the Servicer, maximize recovery of total proceeds taking into account the value of such Prepayment Charge and the related Mortgage Loan or (iii) the collection of the Prepayment Charge would be in violation of applicable laws.

43. Section 3.2 (Foreclosure) is hereby amended by (i) replacing the first sentence thereof with the following:

                           In the event that any payment due under any Mortgage
                  Loan remains delinquent for a period of 65 days or any other default continues for a period of 65 days beyond the expiration of any grace or cure period, the Servicer shall commence foreclosure proceedings and provide notice thereof to the Master Servicer, the NIMS Insurer and the Trustee in writing. The Servicer shall retain an attorney and supervise the conduct of the foreclosure proceeding.

                  and ; (ii) by replacing the word "Owner" in the sixth line thereof with "the Trust Fund"; and (iii) by amending and restating the third sentence thereof to read as follows:

                           Notwithstanding anything to the contrary contained
                  herein, in the event Servicer has reasonable cause to believe that a Property is an Environmental Problem Property, Servicer shall notify the Master Servicer and the NIMS Insurer of the existence of the Environmental Problem Property, discuss such problem, make a recommendation to the Master Servicer and the NIMS Insurer regarding the handling of the property and carry out the recommendation unless otherwise directed by the NIMS Insurer in writing within 30 days after the Master Servicer's and NIMS Insurer's receipt thereof (or deemed receipt) of such notice in accordance with this Agreement. The Master Servicer shall be provided a copy of the NIMS Insurer's instructions to the Servicer.

44. Section 3.3 (Deed in Lieu) is hereby amended by replacing the word "Owner" in the fourth and seventh lines thereof with "Trustee and Trust Fund", and by amending and restating the fourth sentence thereof in its entirety to read as follows:

                           Nothwithstanding anything to the contrary mentioned
                  herein, in connection with a deed in lieu of foreclosure, in the event the Servicer has reasonable cause to believe that a Property is an Environmental Problem Property as described in
                  Section 4.2 hereof, the Servicer shall notify the Master Servicer and the NIMS Insurer of the existence of the Environmental Problem Property, describe such Problem Property, make a recommendation to the Master Servicer and the NIMS Insurer regarding the handing of the Property and carry out the recommendations unless otherwise directed by the NIMS Insurer in writing within 30 days after the Master Servicer's and NIMS Insurer's receipt thereof (or deemed receipt) of such notice in accordance with this Agreement. The Master Servicer shall be provided a copy of the NIMS Insurer's instructions to the Servicer.

45. Section 3.4 (Priority; Insurance Claims) is hereby amended by replacing the word "Owner" with "Trust Fund".

46. Section 3.5 (Bankruptcy of Obligor) is hereby amended by replacing the word "Owner" with "Trust Fund".

47. Section 3.6 (Discounted Payoffs) is hereby amended by replacing the word "Owner" with "Master Servicer and NIMS Insurer" in the first sentence and with "Master Servicer or NIMS Insurer" in the second sentence.

48. Section 4.1 (Property Management and Disposition Services) is hereby amended by adding the following paragraphs after the first paragraph thereto:

                           In the event that the Trust Fund acquires any REO
                  Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC and has notified the NIMS Insurer of such extension being granted by providing a copy of the application and the grant of such extension to the NIMS Insurer. If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the "Extended Period"). If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property's fair market value as acceptable by the NIMS Insurer or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be. The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

                           Notwithstanding any other provisions of this
                  Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would: (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of
                  Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund and the NIMS Insurer with respect to the imposition of any such taxes.

49.      Section 4.2 is hereby amended in its entirety to read as follows:

                           Environmental Problems. If Servicer hereafter becomes
                  aware that a Property is an Environmental Problem Property, Servicer will notify Master Servicer and the NIMS Insurer of the existence of the Environmental Problem Property. Additionally, Servicer shall set forth in such notice a description of such problem, a recommendation to Master Servicer and the NIMS Insurer relating to the proposed action regarding the Environmental Problem Property, and Servicer shall carry out the recommendation set forth in such notice unless otherwise directed by the NIMS Insurer in writing within five (5) days after each of their respective receipt (or deemed receipt) of such notice in accordance with the terms and provisions of Section 11.3 below. The Master Servicer shall be provided a copy of the NIMS Insurer's instructions to the Servicer. Notwithstanding the foregoing, Servicer shall obtain the Master Servicer's and the NIMS Insurer's written consent to any expenditures proposed to remediate Environmental Problem Properties or to defend any claims associated with Environmental Problem Properties if such expenses, in the aggregate, are expected to exceed $100,000. Failure to provide written notice of disapproval of the expenditure within five (5) days of receipt (or deemed receipt) of such request for prepaid expenditures shall be deemed an approval of such expenditure. The Master Servicer shall be provided a copy of the NIMS Insurer's instructions to the Servicer. If the Servicer has received reliable instructions to the effect that a Property is an Environmental Problem Property (e.g., Servicer obtains a broker's price opinion which reveals the potential for such problem), Servicer will not accept a deed-in-lieu of foreclosure upon any such Property without first obtaining a preliminary environmental investigation for the Property satisfactory to the NIMS Insurer.

50. Section 5.1 (Standards of Care and Delegations of Duties) is hereby amended by adding the following provision at the end of the penultimate sentence of clause (b):

                           "; provided that the NIMS Insurer shall have
                  consented to such sub-servicing arrangement or termination thereof and that the entering or termination of such sub-servicing agreement would not result in a withdrawal or downgrading by any Rating Agency of the rating on any Class of Certificates or the NIM Securities to be issued in the NIMS Transaction."

51. Section 5.3 (Access to Records) is hereby amended and restated in its entirety to read as follows:

                           If either the Master Servicer, the Trustee or the
                  NIMS Insurer provide reasonable prior written notice, any such party and its respective accountants, attorneys, or designees may examine the Servicing Files relating to the Mortgage Loans and the REO Properties during normal business hours of Servicer at the Trust Fund's expense. The examining party or parties shall provide to the Servicer a copy of any report generated in connection with any such examination. In addition, the Servicer shall provide to the Master Servicer, the Trustee and the NIMS Insurer any other information, related to the Mortgage Loans and the Properties, reasonably requested by such parties.

52. Section 5.4 (Annual Audit) is hereby amended by changing the reference to "April 30, 2000" in the second line thereof to "April 30, 2002" and by changing the reference to "Owner" in the fourth line thereof to "the Master Servicer and the NIMS Insurer".

53. A new Section 5.5 is added to the Servicing Agreement to read as follows:

                  Section 5.5       Annual Officer's Certificate.

                           On or before April 30 of each year, beginning with
                  April 30, 2002, the Servicer, at its own expense, will deliver to the Master Servicer, the NIMS Insurer and the Depositor a Servicing Officer's certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officers and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

54. Section 6.2 (Remittances and Monthly Report) is hereby amended as follows:

                  (1)      the first sentence shall be deleted in its entirety;

                  (2) replacing the words "in the following priority" in the second sentence of the first paragraph with "as follows";

                  (3) paragraph (b) shall be deleted in its entirety and replaced with the following new paragraph (b):

                           (b) to make payments to the Master Servicer in the amounts and in the manner provided by
                                    Section 6.6.

                  (4) by replacing the words "then Servicer may seek reimbursement from Owner (as set forth in Section 6.4 below), it being understood that, in the case of such reimbursement from the Collection Account, Servicer's right thereto shall be prior to the rights of Owner" in paragraph (d) with "then the Servicer may reimburse itself from amounts on deposit in the Collection Account, it being understood that the Servicer's right to such amounts from the Collection Account shall be prior to the rights of the Trust Fund."

                  (5) new paragraphs (e) and (f) after paragraph (d) shall be added to read as follows:

                  (e) to reimburse the Servicer for Monthly Advances of the Servicer's funds made pursuant to Section 6.8. The Servicer's right to reimburse itself pursuant to this subclause (e) with respect to any Mortgage Loan shall be limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Servicer's right to such reimbursement shall be prior to the rights of the Trust Fund; provided, however, that in the event that the Servicer determines in good faith that any unreimbursed Monthly Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, the Servicer may reimburse itself for such amounts from the Collection Account, it being understood, in the case of any such reimbursement, that the Servicer's right thereto shall be prior to the rights of the Trust Fund;

                  (f) to reimburse the Servicer for any amounts owed pursuant to Section 8.3(a).

         (6)      and by deleting the last paragraph.

55. Section 6.3 (Remittance Upon Termination) is hereby amended by restating paragraph (b) and paragraph (c) of such Section as follows:

                  (b) to make payments to the Master Servicer in the amounts and in the manner provided by Section 6.6; and

                  (c) to reimburse itself for all unpaid Servicing Fees, Monthly Advances and Servicing Advances, it being understood that the Servicer's rights to such reimbursement shall be prior to the rights of the Trust Fund.

56. The parties hereto acknowledge that Section 6.4 (Billing) shall be inapplicable to this Reconstitution Agreement.

57. The parties hereto acknowledge that Section 6.5 (Missing Document Report) shall be superseded by the provisions of the Custodial Agreement.

58. New Sections 6.6, 6.7, 6.8, 6.9, 6.10 and 6.11 are hereby added to the Servicing Agreement to read as follows:

                  Section 6.6.      Remittances.

                           On each Distribution Date the Servicer shall remit on
                  a scheduled/scheduled basis by wire transfer of immediately available funds to the Master Servicer (a) all amounts deposited in the Collection Account as of the close of business on the last day of the related Collection Period (net of charges against or withdrawals from the Collection Account pursuant to Section 6.2) (other than payments of principal due on or before October 1, 2001), plus (b) all Monthly Advances, if any, which the Servicer is obligated to make pursuant to
                  Section 6.8, minus (c) any amounts attributable to Principal Prepayments, Liquidation Proceeds, insurance proceeds, condemnation proceeds or REO Property disposition proceeds received after the applicable Collection Period, which amounts shall be remitted on the following Distribution Date, plus (d) any additional interest required to be deposited in the Collection Account in connection with a Prepayment Interest Shortfall Amount in accordance with Section 2.3(b)(vi), and minus (e) any amounts attributable to Monthly Payments collected but due on a due date or dates subsequent to the first day of the month in which such Distribution Date occurs, which amounts shall be remitted on the Distribution Date or Dates next succeeding the Collection Period for such amounts.

                           With respect to any remittance received by the Master
                  Servicer after the Business Day on which such payment was due, the Servicer shall pay to the Master Servicer interest on any such late payment at an annual rate equal to the Federal Funds Rate, adjusted as of the date of each change, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Collection Account by the Servicer on the date such late payment is made and shall cover the period commencing with the day following the Distribution Date and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Distribution Date. The payment by the Servicer of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

                  Section 6.7       Statements to Master Servicer.

                           Not later than the tenth calendar day of each month
                  (or if such tenth calendar day is not a Business Day, the immediately preceding Business Day of each month), the Servicer shall furnish to the Master Servicer and the NIMS Insurer (a) a monthly remittance advice containing such information and in a format mutually agreed between the Servicer and the Master Servicer (and acceptable to the NIMS Insurer) for the period ending on the last day of the preceding calendar month and (b) all such information required pursuant to clause (a) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer and the NIMS Insurer.

                           Such monthly remittance advice shall also be
                  accompanied with a supplemental report provided to the Master Servicer, the NIMS Insurer and the Seller which includes on an aggregate basis for the previous Collection Period (i) the amount of claims filed, (ii) the amount of any claim payments made, (iii) the amount of claims denied or curtailed and (iv) policies cancelled with respect to those Mortgage Loans covered by any PMI Insurance Policy purchased by or for the Trust. The Master Servicer will convert such data into a format acceptable to the Trustee and the NIMS Insurer and provide monthly reports to the Trustee and the NIMS Insurer pursuant to the Trust Agreement; provided, however, notwithstanding anything to the contrary contained in either of such master primary mortgage insurance policies, the Servicer shall not be required to submit any supplemental reports including the foregoing data with respect to such policies until a reporting date that is at least 15 days after the Servicer has received sufficient loan level detail information from the Depositor to appropriately code its servicing system in accordance with such policy's requirements.

                           The Servicer shall provide the Master Servicer and
                  the NIMS Insurer with such information available to it concerning the Mortgage Loans as is necessary for the Master Servicer to prepare the Trust Fund's federal income tax return as the Master Servicer may reasonably request from time to time.

                  Section 6.8       Monthly Advances by Servicer.

                           On the Business Day immediately preceding each
                  Distribution Date, the Servicer shall deposit in the Collection Account from its own funds or from amounts held for future distribution an amount equal to all Monthly Payments which were due on the Mortgage Loans during the applicable Collection Period and which were delinquent at the close of business on the immediately preceding Determination Date. Any amounts held for future distribution and so used shall be replaced by the Servicer by deposit in the Collection Account on or before any future Distribution Date if funds in the Collection Account on such Distribution Date shall be less than remittances to the Master Servicer required to be made on such Distribution Date. In no event shall the preceding sentence be construed as limiting the Servicer's right to (i) pass through late collections on the related Mortgage Loans in lieu of making Monthly Advances or (ii) reimburse itself for such Monthly Advances from late collections on the related Mortgage Loans.

                           The Servicer shall make Monthly Advances through the
                  Distribution Date immediately preceding the distribution of all Liquidation Proceeds and other payments or recoveries (including insurance proceeds and condemnation proceeds) with respect to the related Mortgage Loans.

                  Section 6.9 Compensating Interest.

                           On the Business Day before the Distribution Date, the
                  Servicer shall deposit in the Collection Account the Prepayment Interest Shortfall Amount with respect to each Principal Prepayment, if any, for the month of such distribution. Such deposit shall be made from the Servicer's own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans.

                  Section 6.10 Purchase of Distressed Mortgage Loans.

                           The NIMS Insurer may, at its option, purchase a
                  Distressed Mortgage Loan; provided, however, prior to any such purchase, the Servicer shall be required to continue to make Monthly Advances with respect to such Distressed Mortgage Loans pursuant to Section 6.8 unless it has deemed such Monthly Advances non-recoverable. Any such purchase shall be accomplished by remittance to the Master Servicer of the Purchase Price for the Distressed Mortgage Loan for deposit into the Collection Account established by the Master Servicer pursuant to the Trust Agreement. The Trustee and the Servicer shall immediately effectuate the conveyance of the purchased Distressed Mortgage Loan to the NIMS Insurer exercising the purchase option, including prompt delivery of the Servicing File and all related documentation to the applicable NIMS Insurer.

                  Section 6.11 Servicing and Administration of the PMI Policies.

                           (a) The Servicer shall take all such actions on
                  behalf of the Trustee as are necessary to service, maintain and administer the PMI Policies and to perform and enforce the rights under such Policies for its own account. Except as expressly set forth herein, the Servicer shall have full authority on behalf of the Trust to do anything it reasonably deems appropriate or desirable in connection with the servicing, maintenance and administration of the PMI Policies. The Servicer shall not take, or permit any subservicer to modify or otherwise permit an assumption of a Mortgage Loan covered by a PMI Policy or take any other action with respect to such Mortgage Loan which would result in non-coverage under the applicable PMI Policy of any loss which, but for the actions of the Servicer or subservicer, would have been covered thereunder. To the extent coverage is available, the Servicer shall keep or cause to be kept in full force and effect the PMI Policies for as long as any Certificates are outstanding. The Servicer shall cooperate with the Qualified Insurers issuing the PMI Policies and shall use its best efforts to furnish all reasonable aid, evidence and information in the possession of the Servicer to which the Servicer has access with respect to any Mortgage Loan; provided, however, notwithstanding anything to the contrary contained in the PMI Policies, the Servicer shall not be required to submit any reports to the Qualified Insurers issuing such policies until a reporting date that is at least 15 days after the Servicer has received sufficient loan level information from Lehman Capital or Lehman Brothers Bank, FSB (with respect to its related Mortgage Loans) to appropriately code its servicing system in accordance with each of such Qualified Insurer's requirements.

                           (b) The Servicer shall deposit into the Collection
                  Account pursuant to Section 6.3 hereof all Insurance Proceeds received from the PMI Policies.

                           (c) Notwithstanding the provisions of (a) and (b)
                  above, the Servicer shall not take any action in regard to the PMI Policies inconsistent with the rights and interests of the Trustee, the NIMS Insurer or the Certificateholders under this Agreement.

                           (d) The Trustee shall furnish the Servicer with any
                  powers of attorney and other documents (within fifteen (15) days upon request from the Servicer) in form as provided to it necessary or appropriate to enable the Servicer to service and administer the PMI Policies; provided, however, that the Trustee shall not be liable for the actions of the Servicer under such powers of attorney.

59. Section 7.1(e) (Litigation) is hereby amended by adding "in any one instance or in the aggregate," after "if adversely determined,".

60. A new paragraph is hereby added at the end of Section 7.1 (Representations and Warranties) to read as follows:

                           It is understood and agreed that the representations
                  and warranties set forth in Section 7.1 shall survive the engagement of the Servicer to perform the servicing responsibilities hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Trustee and the Trust Fund. Upon discovery by either the Servicer, the Master Servicer, the NIMS Insurer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Trustee or the Trust Fund, the party discovering such breach shall give prompt written notice to the other.

                           Within 60 days of the earlier of either discovery by
                  or notice to the Servicer of any breach of a representation or warranty set forth in Section 7.1 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the option of the Trustee or the NIMS Insurer, assign the Servicer's rights and obligations under this Agreement (or respecting the affected Loans) to a successor Servicer selected by the Trustee with the prior consent and approval of the Master Servicer and the NIMS Insurer. Such assignment shall be made in accordance with Section 10.4.

                           In addition, the Servicer shall indemnify (from its
                  own funds) the Trustee, the Trust Fund, the NIMS Insurer and the Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer's representations and warranties contained in this Agreement. It is understood and agreed that the remedies set forth in this Section 7.1 constitute the sole remedies hereunder of the Master Servicer, the NIMS Insurer, the Trust Fund and the Trustee respecting a breach of the foregoing representations and warranties. The foregoing shall not limit, however, any remedies available to the Master Servicer, the Trustee, the NIMS Insurer or the Trust Fund available pursuant to any other agreement related hereto or to the insurance policy pursuant to which the NIM Securities in the NIMS Transaction are insured.

                           Any cause of action against the Servicer relating to
                  or arising out of the breach of any representations and warranties made in Section 7.1 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Trustee, the NIMS Insurer or Master Servicer to the Servicer,
                  (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Trustee, the NIMS Insurer or the Master Servicer for compliance with this Agreement.

61. Section 8.2 (Servicer's Indemnity of Owner) is hereby amended by changing the word "Owner" to "Master Servicer, Trustee, the Trust Fund and the NIMS Insurer" each time it appears therein.

62. Section 8.3 (Owner's Indemnity of Servicer; Limitation on Liability of Servicer) is hereby amended by (i) replacing Section 8.3(a) with the following:

                           The Servicer and any director or officer or employee
                  or agent of the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its reckless disregard of obligations and duties hereunder.

         , (ii) deleting the fifth and sixth sentences of Section 8.3(d), (iii) changing the word "Owner" in Section 8.3(b) to "Master Servicer, Trustee, the Trust Fund or the NIMS Insurer", and (iv) by amending and restating Section 8.3(d) in its entirety to read as follows:

                           It is understood and agreed that during the term of
                  this Agreement, the Master Servicer and the Trustee may have access to certain Servicer's confidential and proprietary information, including the Servicing Files and certain other information relating to the Mortgage Loans which the Servicer may grant access to in its sole and absolute discretion the "Confidential Information".

                           The term "Confidential Information" does not include
                  information which becomes generally available to the public other than as a result of disclosure by the Master Servicer, the Trustee or their representatives, but shall be deemed to include any passwords or identification codes, access codes, modem dial-up numbers and similar items. The Master Servicer and the Trustee shall keep confidential and shall not divulge to any party other than an officer, employee or agent of Master Servicer or the Trustee who has a need-to-know, without Servicer's prior written consent, any Confidential Information except such limited Confidential Information as may be necessary to disclose in connection with a Servicer Termination for cause. Additionally, the Master Servicer and the Trustee shall only permit its officers, employees or agents to perform procedures on Servicer's system which are specifically authorized by Servicer. The Confidential Information shall not be used or duplicated by Master Servicer or the Trustee for any purpose other than those purposes specified pursuant to the Trust Agreement or this Agreement. Each of the Master Servicer and the Trustee further agrees that the Confidential Information (other than the Confidential Information released pursuant to the Trust Agreement or this Agreement) will not be used by it or its directors, officers, employees, invitees, agents or representatives, including, but not limited to outside counsel, in any way detrimental to Servicer, as determined in the reasonable judgment of Servicer, and in no event shall the Confidential Information be used without the prior written consent of the Servicer.

                           In the event that Master Servicer or the Trustee are
                  requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, it is agreed that Master Servicer and the Trustee will provide Servicer with prompt notice of such request(s) and shall fully cooperate with the Servicer to seek an appropriate protective order and/or waive compliance with the provisions of this subsection, in Servicer's sole and absolute discretion. Each of the Master Servicer and the Trustee acknowledge that Servicer will incur irreparable damage if Master Servicer or the Trustee or their respective directors, officers, employees, invitees, agents or representatives breaches or threatens to breach any of the provisions of this subsection. Accordingly, each of the Master Servicer and the Trustee agrees to indemnify the Servicer from, and hold it harmless against, any loss, liability or expense arising in respect of any breach by the Master Servicer or the Trustee of their respective obligations under this subsection. This indemnity obligation shall survive the termination or discharge of this Flow Servicing Agreement, the resignation or removal of the Servicer, and the termination of the Trust Further, if any of the foregoing parties breaches or threatens to breach any of the provisions of this section, then Servicer shall be entitled, without prejudice, to all the rights and remedies available to it, including a temporary restraining order and an injunction restraining any breach of the provisions of this subsection (without any bond or other security being required therefor).

63.      Section 9.1 (Events of Default) is hereby amended as follows:

                           (a) by substituting the words "the Master Servicer or
                  the NIMS Insurer" for the word "Owner" in clause (a) and clause (b) thereof; and

                           (b) by substituting the words "the Master Servicer
                  and the NIMS Insurer" for the word "Owner" in clause (f) thereof.

64. The parties hereto acknowledge that the remedies set forth in Section 10.1(b) may be exercised by either the Master Servicer or Trustee on behalf of the Trust Fund and shall be exercised by the Master Servicer at the instructions of the NIMS Insurer.

65. A new paragraph is hereby added as the final paragraph of Section 10.1(b) to read as follows:

                           By a written notice, the Trustee and the Master
                  Servicer (with the prior written consent of the NIMS Insurer) may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default under Section 9.1 arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

66. Section 10.1(b) is hereby amended by adding the words ", the NIMS Insurer or the Trustee" after the word "Owner" in the third and twelfth lines thereof.

67.      Section 10.1(c) is hereby amended in its entirety to read as follows:

                           (c) The Seller may terminate the rights and
                  obligations of the Servicer under this Agreement without cause. Any such termination shall be with 30 days' prior notice, in writing and delivered to the Trustee, the Master Servicer, the NIMS Insurer and the Servicer by registered mail and shall require the written consent of the Master Servicer, the Trustee and NIMS Insurer. The Servicer shall comply with the termination procedures set forth in Section 10.4 hereof. The Master Servicer or the Trustee shall have no right to terminate the Servicer pursuant to this Section 10.1(c). In the event of a termination pursuant to this Section 10.1(c), the Seller shall (i) appoint a successor servicer pursuant to
                  Section 10.4 and (ii) pay to the Servicer a sum, as liquidated damages, from its own funds without reimbursement, equal to the product of (a) two, (b) the annual servicing fee rate, and
                  (c) the aggregate unpaid principal balance of the Mortgage Loans for which this Agreement is going to be terminated as of the last day of the month following receipt of such notice of termination. In connection with any such termination by the Seller pursuant to this Section 10.1(c), the Seller will be responsible for reimbursing the Servicer for all unreimbursed Servicing Advances, Servicing Fees and Monthly Advances within fifteen days following the date of such termination without any right of reimbursement from the Trust Fund.

68.      Section 10.1(d) is hereby deleted in its entirety.

69. Section 10.2 is hereby amended by changing the word "Owner" to "Master Servicer, the Trustee, the Seller and the NIMS Insurer."

70. Section 10.3 (Servicer Not to Resign) is hereby amended by changing the word "Owner" to the "Master Servicer, the Trustee and the NIMS Insurer", except in the last sentence thereof where the word "Owner" shall be replaced by the word "Master Servicer".

71. The following new paragraphs are hereby added to Section 10.4 immediately preceding the existing paragraph of Section 10.4, to read as follows:

                           Within 90 days of the termination of the Servicer's
                  responsibilities and duties under this Agreement (a) pursuant to Sections 10.1(b) or 10.3 (except 10.3(ii)), the Master Servicer shall, in accordance with the provisions of the Trust Agreement, (i) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor acceptable to the NIMS Insurer (which acceptance will not be unreasonably withheld) and otherwise meeting the eligibility requirements of this Agreement and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement; or (b) pursuant to Section 10.1(c), the Seller shall appoint a successor acceptable to the NIMS Insurer (which acceptance will not be unreasonably withheld) which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement simultaneously with the termination of the Servicer's responsibilities, duties and liabilities under this Agreement; provided, however, the obligation of the Master Servicer or the successor servicer to make Monthly Advances not made by the defaulting Servicer shall be effective immediately upon the termination of the defaulting Servicer. Any successor to the Servicer shall be subject to the approval of the Master Servicer, the Seller, the NIMS Insurer and each Rating Agency (as such term is defined in the Trust Agreement). Each Rating Agency must deliver to the Trustee and the NIMS Insurer a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates or the NIM Securities to be issued in the NIMS Transaction. In addition, with respect to any FHA Loans serviced hereunder, the Servicer shall provide notice of such change in servicers to HUD on HUD Form 92080 or such other form as prescribed by HUD, at least 10 days after such transfer of servicing. In connection with such appointment and assumption, the Master Servicer or the Seller, as applicable, may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement. In the event that the Servicer's duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 10.4 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 7.1 and the remedies available to the Trustee under Section 7.1, it being understood and agreed that the provisions of such Section 7.1 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

                           Within a reasonable period of time, but in no event
                  longer than within 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor's possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination. The Servicer shall cooperate with the Trustee, the NIMS Insurer, the Master Servicer, as applicable, and such successor in effecting the termination of the Servicer's responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Collection Account or any Escrow Account or thereafter received with respect to the Loans. In the event the Servicer is terminated pursuant to
                  Section 10.1(c), the Seller shall be responsible for payment from its own funds without reimbursement of any out-of-pocket costs incurred by the Servicer and the Master Servicer in connection with the transfer of the Mortgage Loans to a successor servicer.

                           Any successor appointed as provided herein shall
                  execute, acknowledge and deliver to the Trustee, the NIMS Insurer, the Servicer and the Master Servicer an instrument
                  (i) accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section
                  7.1 and (ii) an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections
                  10.1 or 10.3 shall not affect any claims that the Master Servicer, the NIMS Insurer or the Trustee may have against the Servicer arising out of the Servicer's actions or failure to act prior to any such termination or resignation.

                           The Servicer shall deliver within three (3) Business
                  Days to the successor Servicer the funds in the Collection Account and Escrow Account and all Loan Documents and related documents and statements held by it hereunder and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

                           Upon a successor's acceptance of appointment as such,
                  the Servicer shall notify the Trustee, the Master Servicer and the NIMS Insurer of such appointment in accordance with the notice procedures set forth herein.

                           Except as otherwise provided in this Agreement, all
                  reasonable costs and expenses incurred in connection with any transfer of servicing hereunder as a result of termination for cause or resignation of the Servicer, including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files and the other necessary data, to the successor servicer shall be paid by the terminated or resigning Servicer from its own funds without reimbursement.

72. The provisions of Article XI (Reconstitution) are superceded by this Agreement.

73. Section 12.1 (Successors or Assigns: No Third Party Beneficiaries) is hereby amended by deleting "No Third Party Beneficiaries" in the heading of such Section and by deleting the second sentence thereof in its entirety.

74.      Section 12.2 (Choice of Law) shall be deleted in its entirety.

75. Section 12.4 (Entire Agreement; Amendments; Waivers) is hereby amended by replacing "the party against whom such amendment is sought to be enforced" with "the Servicer and Lehman Capital or Lehman Brothers Bank, FSB (with respect to its related Mortgage Loans), with the written consent of the Master Servicer, the Trustee and the NIMS Insurer", by deleting the third sentence thereof and replacing it with "The Master Servicer, may, with the consent of the NIMS Insurer by written notice to the Servicer, extend the time for or waive the performance of any of the obligations of the Servicer hereunder," and by adding the following sentence at the end thereof: "The party requesting such amendment shall, at its own expense, provide the Trustee, the NIMS Insurer, the Master Servicer and either Lehman Capital or Lehman Brothers Bank, FSB (with respect to its related Mortgage Loans) with an Opinion of Counsel that such amendment is permitted under the terms of this Agreement, the Servicer has complied with all applicable requirements of this Agreement, and such Amendment will not materially adversely affect the interest of the Certificateholders in the Mortgage Loans or the NIM Securities to be issued in the NIMS Transaction."

76. Section 12.5 (No Joint Venture; Limited Agency) is hereby amended by replacing the word "Owner" with "the Trustee, the Trust Fund, the Master Servicer, the NIMS Insurer, Lehman Capital or Lehman Brothers Bank, FSB (with respect to its related Mortgage Loans)" in each instance.

77. New Sections 12.10 (Intended Third Party Beneficiaries), is added to the Servicing Agreement to read as follows:

                  Section 12.10     Intended Third Party Beneficiaries.

                           Notwithstanding any provision herein to the contrary,
                  the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee and the NIMS Insurer receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions. The Servicer shall have the same obligations to the Trustee and the NIMS Insurer as if they were parties to this Agreement, and the Trustee and the NIMS Insurer shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement. The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement). Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification and the indemnification obligations) shall terminate upon termination of the Trust Fund pursuant to the Trust Agreement and all rights of the NIMS Insurer set forth in this Agreement (other then the right of indemnification) shall exist only so long as the NIM Securities issued pursuant to the NIMS Transaction remain outstanding or the NIMS Insurer is owed amounts in respect of its guaranty of payment of such NIM Securities.

                                    Exhibit B

                        Trust Agreement for ARC 2001-BC6

                                    Exhibit C

                     Lehman Capital Flow Servicing Agreement

                                    Exhibit D

                          ARC 2001-BC6 Trust Agreement

                                   Schedule I

                         Schedule of Bank Mortgage Loans
                     (Including Prepayment Charge Schedule)

                                   Schedule II

                    Schedule of Lehman Capital Mortgage Loans

                     (Including Prepayment Charge Schedule)

                                  Schedule III

                             Mortgage Loan Schedule

                                   Schedule IV

             (isolating those Mortgage Loans covered by a PMI Policy
                 and identifying the related Qualified Insurer)






                                       1